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                                   EXHIBIT 4













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                                    AGWAY, INC.

                         EMPLOYEES' THRIFT INVESTMENT PLAN











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                                   AGWAY, INC.

                         EMPLOYEES' THRIFT INVESTMENT PLAN


                                TABLE OF CONTENTS

                                                                         Page

Section 1 - Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . .1

Section 2 - Participation and Enrollment. . . . . . . . . . . . . . . . . . 8

Section 3 - Participants' Investments . . . . . . . . . . . . . . . . . . . 8

Section 4 - Company Contributions . . . . . . . . . . . . . . . . . . . .  10

Section 5 - Limitations on Contributions. . . . . . . . . . . . . . . . .  11

Section 6 - Investment of Participants' Investments
            and Company Contributions . . . . . . . . . . . . . . . . . .  22

Section 7 - Investment Funds. . . . . . . . . . . . . . . . . . . . . . .  23

Section 8 - Maintenance and Valuation of Participants' Accounts . . . . .  24

Section 9 - Vesting of Participants' Investments
            and Company Contributions . . . . . . . . . . . . . . . . . .  24

Section 10 - Withdrawal or Suspension of Participants'Investments
             and Company Contributions While Employed . . . . . . . . . .  27

Section 11 - Loans to Participants. . . . . . . . . . . . . . . . . . . .  29

Section 12 - Withdrawal of Participants' Investments & Company
             Contributions Upon Termination of Employment . . . . . . . .  31

Section 13 - Disbursements From Funds . . . . . . . . . . . . . . . . . .  34

Section 14 - Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . .  35

Section 15 - Administration . . . . . . . . . . . . . . . . . . . . . . .  35

Section 16 - General Provisions . . . . . . . . . . . . . . . . . . . . .  38

Section 17 - Qualified Domestic Relations Orders. . . . . . . . . . . . .  39

Section 18 - Top-Heavy Requirements . . . . . . . . . . . . . . . . . . .  42


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                                  AGWAY, INC.
                       EMPLOYEES' THRIFT INVESTMENT PLAN


           Originally effective as of October 1, 1965, Agway, Inc. established a savings plan for Employees known as the Agway
Employees' Incentive Thrift Plan. The name of the plan was changed in 1984 to the Agway, Inc. Employees' Thrift Investment Plan (the
Plan). The purposes of the Plan are to stimulate personal savings on the part of the employees by furnishing them with an incentive through contributions by the Company matching a portion of their savings, to give employees an opportunity to acquire securities of the Company and become more interested in Company affairs, to provide additional funds at retirement to supplement the benefits provided under any Agway retirement plan and to provide an additional source of funds prior to retirement in the event of need. Agway, Inc. hereby amends and restates the Plan, effective as of July 1, 1989, unless otherwise stated, in accordance with the following terms and conditions. The
Plan is intended to qualify as a profit sharing plan that includes a cash or deferred arrangement within the meaning of Code Section 401(k).


Section 1 - Definitions
- -----------------------

1.01 "Additional Contributions" shall mean that portion of a Participant's Investments made on a Compensation deduction basis prior to July 1, 1984, which were in excess of 6% of his Compensation and which were not matched by Company Contributions. Effective July 1, 1987, Additional Contri-butions also shall include that portion of a Participant's Investments made on a Compensation deduction basis on and after July 1, 1987, which were in excess of 6% of his Compensation and which are not matched by Company Contributions.

1.02 "Additional Investments" shall mean that portion of a Participant's Investments made on a Compensation reduction basis on and after July 1, 1984, which were in excess of 6% of his Compensation and which are not matched by Company Contributions.

1.03       "Administration Committee" means the Employee Benefit
           Plans Administration Committee of Agway, Inc., which is the committee responsible for the general administration of the Plan as provided in Section 15.

1.04 "After-Tax Investments" means the contributions made by a Participant to the Plan on a Compensation deduction basis pursuant to Section 3.01(a).

1.05 "Board of Directors" means the Board of Directors of Agway, Inc.

1.06       "Bond Fund" means the Investment Fund described in
           Section 7.03.

1.07       "Bonus Contribution" means the discretionary Company
           Contribution in excess of 10% of a Participant's Regular Investments that may be made pursuant to Section 4.01.

1.08       "Cash Fund" means the Investment Fund described in
           Section 7.04.

1.09 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and applicable implementing regulations and rulings. References to any section of the Code shall include any applicable successor section or provision.

1.10 "Company" means Agway, Inc. and any successor by purchase, merger or otherwise; and any such of its subsid-iaries and affiliates as shall, from time to time, be authorized by the Board of Directors to participate in the Plan, provided such subsidiary or affiliate is authorized by its board of directors to participate and makes or causes to be made contributions as provided herein with respect to each Partici-pant in the Plan who is its employee. Entities participating in the Plan shall be identified on Appendix A to the Plan.


1.11       "Company Contributions" means the amount of Guaranteed
           Contributions and Bonus Contributions which the Company pays into the Plan in accordance with the terms of Section 4.01.

1.12 "Company Security Fund" means the Investment Fund described in Section 7.01.

1.13       "Compensation"

           (a) Generally, Compensation means an Employee's base pay, plus commissions, paid to the Employee for services rendered to the Company, excluding overtime pay, bonuses or other extra or special pay, all as determined prior to any reduction pursuant to Sections 3.01(b) and 3.02.

           (b) For purposes of determining the base pay for an Employee who is a commission salesperson, the following formula is to apply:

                  (i) At the time of entry into the Plan, the Employee's base pay shall be the annual equivalent of total compensation received for the previous 24 months or fraction thereof, based on the average total monthly compensation (base pay plus commission) for such period.

                 (ii) After having been a Participant in the Plan for one year, the Employee's base pay shall thereafter be adjusted on January first of each year and shall be the annual aver-age of total compensation (base pay plus commissions) received for the previous 24 months period or fraction thereof.

           (c) The base pay for Employees paid on an hourly basis shall be the annual equivalent determined by multiplying the base hourly rate by the regular schedule of hours per week in effect for the unit or for the job, whichever is less. Premium rates are to be used in computing the annual equivalent where the regularly scheduled work week is in excess of 40 hours.

           (d) Income derived from incentive payments qualifies as Compensation if it results from:

                  (i)      Straight commission or piece work rate.

                 (ii)      Straight commission or piece work rate
                           with a drawing account or minimum guarantee

                (iii) Base salary plus commission or piece work rate on volume in excess of a stated vol-ume level. Rates may be on ascending or descending scale or vary with stipulated volume brackets.

                   As a basic rule, incentive payments described in this subsection (d) must result from a continuing, year-round wage agreement.

           (e)     The following types of payments are excluded from
                   Compensation:

                  (i) Payments for achieving or exceeding goals in connection with a special program on sales, credit, costs or other items (i.e., booster programs).

                 (ii) Special payments or prizes made under a competitive formula (i.e., booster pro-grams).

                (iii)      Any trip or merchandise payment.

                 (iv) Special payments for activities unrelated to the regular job (i.e., Member Insurance referral incentive).

                  (v) Special payments made to exempt Employ-ees exclusive of commissions or piece work rates.

                 (vi) Special payments made from profit-sharing arrangements, or the equivalent.

           (f) During an Employee's first year of employment, the Employee's Compensation will be:

                  (i)      The amount specified as the Employee's
                           base pay, or

                 (ii) The amount based on estimated earnings specified by the Employee's personnel manager consisting of base pay and a conservative commission estimate.

           (g) For an Employee transferred from a straight salary position to a commission program, the Employee's Compensation following the transfer will be deter-mined as follows:

                  (i) Until the Employee completes the first full calendar year following the transfer, the Employee's Compensation shall equal the Employee's annual base pay determined immediately before the transfer.

                 (ii) At the end of the first full calendar year following the transfer, the Employee's Compensation for the second calendar year shall equal the Employee's actual base pay and commission of the first full year, with the new amount effective January 1.

                (iii)      The Employee's Compensation for all
                           succeeding years shall be determined in
                           accordance with Section 1.13(b)(ii).

           (h) In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, Compen-sation taken into account for any purpose under the Plan for any Plan Year shall not exceed $200,000.
                   As of January 1 of each calendar year, beginning with 1990, the applicable limitation as determined by the Commissioner of Internal Revenue for that calendar year shall become effective as the maxi-mum compensation to be taken into account for Plan purposes for the Plan Year that begins in that calendar year, in lieu of the $200,000 limitation set forth in the preceding sentence. In applying this limitation, the Compensation of a Participant who is (i) a five percent owner, or (ii) a Highly Com-pensated Employee and one of the ten most highly-paid Highly Compensated Employees, ranked on the basis of compensation (within the meaning of Code Section 414(q)(6)) paid by the Company during the Plan Year, shall be treated as including the Compensation of his spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year. If the limitation is exceeded, it shall be prorated among the affected individuals, in proportion to the Compensation of each individual, prior to the application of the limitation.

1.14 "Current Market Value" of securities held by the Trustee under the Plan shall be determined by the Trustee at their last published sale price on the New York Stock Exchange or any other stock exchange or exchanges, or, if no sale shall have been recorded in the case of over-the-counter quotations, the last bid price at the close of business on the day as of which the valuation is made or, if it be a holiday, on the last business day preceding or as reported by a report of such transactions in common use. If a security is listed on two or more exchanges, the Trustee shall determine from time to time the particular exchange which shall be used for purposes of this paragraph.
           The value of any security which is not listed or dealt in on any exchange shall be determined from any published quotations of sale price or bid price which may be available to the Trustee, or, in the discretion of the Trustee, quotations by a reputable broker dealing in such securities may be used. Investments which are not currently quoted shall be appraised at their fair market value in the opinion of the Trustee. Any valuation made by the Trustee as herein provided shall be conclusive as to the value of the trust (subject to deduction of expenses or other obligations of the trust fund) and shall be binding upon all persons interested in the Plan.

1.15 "Employee" means any person who receives compensation from the Company other than a pension, retirement allow-ance, retainer or fee under contract, which compensation is reported to the Internal Revenue Service on Form W-2.
           Such term shall not include any Employee included in a collective bargaining unit unless the collective bargaining agent for that unit has agreed to coverage under the Plan for one or more persons in that unit. In the case of any person who is a "leased employee" of the Company, as that term is defined under Code Section 414(n), the entire period during which he has performed services for the Company, a Subsidiary or an Affiliate in such capacity shall be treated as continuous service hereunder for purposes of determining eligibility for participation and vesting under the Plan, except that he shall not by reason of such status become a Partici-pant under the Plan.

1.16 "Enrollment Date" means the first day of any month during which a Compensation deduction and/or reduction is made.

1.17 "Guaranteed Contribution" means the Company Contribution of 10% of a Participant's Regular Investments that will be made pursuant to Section 4.01.

1.18 "Highly Compensated Employee" shall mean a highly compensated employee within the meaning of Code Section 414(q), for Plan Years beginning after December 31, 1986. As set forth below, the term "Highly Compensated Employ-ee" includes highly compensated active employees and highly compensated former employees. In the following subsec-tions, the term "determination year" means the current Plan Year.

           (a) Highly Compensated Active Employee: A highly compensated active employee includes any Employ-ee who performs service for the Company during the determination year and who:

                  (i) Received compensation in excess of $75,0-00, as indexed pursuant to Code Section 414(q), during the determination year;

                 (ii) Received compensation in excess of $50,0-00, as indexed pursuant to Code Section 414(q), during the determination year, and was a member of the top-paid group for such year (generally, the top 20 percent of employees ranked on the basis of compen-sation);

                (iii) Was an officer (as defined in Code Section 416(i)) of the Company and received compensation during the determination year that is greater than 50 percent of the dollar limitation in effect under Code
                           Section 415(b)(1)(A) during the year (if no officer has satisfied this compensation requirement, the highest-paid officer shall be treated as a Highly Compensated Em-ployee); or

                 (iv) Was a five-percent owner (as defined in Code Section 416(i)(1)) of the Company at any time during the determination year.

           (b) Highly Compensated Former Employee: A highly compensated former employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

           (c) Family Member Aggregation Rule: If an Employee is, during a determination year, a family member of either: (i) a five-percent owner who is an active or former Employee or (ii) a Highly Compensated
                   Employee who is one of the ten most highly-paid Highly Compensated Employees ranked on the basis of compensation paid by the Company during such year, then the family member and the five-percent owner or top-ten Highly Compensated Employee shall be aggregated. In such case, the family member and five-percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contri-butions or benefits equal to the sum of such com-pensation and contributions or benefits of the family member and five-percent owner or top-ten Highly Compensated Employee.

           (d) Incorporation of Section 414(q): The determination of who is a Highly Compensated Employee under the above rules, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers, the number and identity of family members, and the compensation that is considered, shall be made in accordance with the terms of Code Section 414(q), which are hereby incorporated by reference.

           (e) Calendar Year Election: The Company has elected the above definition of Highly Compensated Em-ployee pursuant to Treasury Regulation Section
                   1.414(q)-1T, Q&A-14.

1.19 "Hour of Service" shall mean, with respect to any applicable computation period, (i) each hour for which the Employee is paid or entitled to payment for the performance of duties for the Company, a Subsidiary or an Affiliate, (ii) each hour for which the Employee is paid or entitled to payment by the Company, a Subsidiary or an Affiliate on account of a period during which no duties are performed, but not in excess of 501 hours for any such single continuous period, and (iii) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company, a Subsidiary or an Affiliate, excluding any hour credited under (i) or (ii). No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with worker's compensation, unemployment compensation or disability insurance laws.

           The Hours of Service to be so credited shall be determined pursuant to 29 Code of Federal Regulations Section 2530.20-0b-2(b) and (c) as promulgated by the United States Depart-ment of Labor.

1.20 "Investment Committee" means the Employee Benefit Plans Investment Committee of Agway, Inc., which is the commit-tee responsible for the management of the assets of the Plan as provided in Section 15.

1.21       "Investment Fund" means the Company Security Fund, the
           Stock Fund, the Bond Fund, and/or the Cash Fund, as the context may require.

1.22 "Job Disability" or "Job Disabled" means a disability from bodily injury or disease by reason of which the Employee is totally incapacitated, mentally or physically, for the further performance of his duty with the Company, provided that a physician or physicians as may be designated by the Admini-stration Committee shall certify, and the Administration Committee shall find, that such incapacity is likely to be permanent.

1.23       "Notification"

           (a) For purposes of changing the amount of Participant Investments pursuant to Section 3.04, Notification means Administration Committee receipt at least
                   5 business days prior to the month
                   in which the change will be effective of (i) a properly completed form (provided by the Administration Committee), or (ii) a properly completed instruction pursuant to the telephone instruction system ("voice mail" system) established by the Administration Committee.

           (b) For purposes of changing the Investment Fund into which Participant Investments are directed pursuant to Section 6.02, Notification means Administration Committee receipt of (i) a properly completed form (provided by the Administration Committee) at least
                   5 business days prior to the Enrollment Date on which the change will be effective, or (ii) a proper-ly completed instruction pursuant to the telephone instruction system ("voice mail" system) established by the Administration Committee at least one business day prior to the Enrollment Date on which the change will be effective.

           (c) For purposes of making transfers between Invest-ment Funds pursuant to Sections 6.04 and 6.05, Notification means Administration Committee receipt at least one business day prior to the date on which the transfer will be effective of (i) a properly completed form (provided by the Administration Committee), or (ii) a properly completed instruction pursuant to the telephone instruction system ("voice mail" system) established by the Administration Committee.

           (d) For purposes of benefit withdrawals and distribu-tions pursuant to Section 10 and Section 12, Notifi-cation means Administration Committee receipt of a properly completed form (provided by the Admin-istration Committee) at least 5 business days prior to the first day of the calendar month during which the withdrawal or distribution will be paid.

1.24 "Parental Leave" shall mean a period commencing on or after July 1, 1985, in which the Employee is absent from work because of the pregnancy of the Employee, the birth of a child of the Employee or the placement of a child with the Employee in connection with adoption proceedings, or for purposes of caring for that child for a period beginning immediately following such birth or placement.

1.25 "Participant" means any Employee or former Employee who has elected to participate in the Plan as provided in Section
           2, and who (as of the date of determination) has not with-drawn, or received a distribution of, his entire vested interest in the Plan.

1.26 "Participant's Investments" or "his Investments" shall mean a Participant's Regular Investments, Additional Investments, Additional Contributions, Rollover Investments, and Trans-ferred Investments, if any.

1.27 "Part-time Employee" means any Employee who, on the basis of his stated work schedule, is classified as other than a Regular Employee by the Company.

1.28 "Plan Year" means a twelve (12) month period from July 1 through June 30.

1.29 "Pre-Tax Investments" means the contributions made by a Participant on a Compensation reduction basis pursuant to
           Section 3.01(b).

1.30 "Regular Employee" means any Employee who, on the basis of his regular, stated work schedule is classified as a "Regular Employee" by the Company in accordance with Agway, Inc. Personnel Policy No. 107.

1.31 "Regular Investments" shall mean that portion of the Participant's contributions as provided in Section 3.01, which are matched by Company Contributions as provided in Section 4.01.

1.32 "Retirement" means a Participant's separation from service with the Company (a) upon or after the Participant's attain-ment of age 55, and (b) after the Participant has qualified for benefits under the Employees' Retirement Plan of Agway, Inc.

1.33 "Rollover Investments" shall mean that portion of a Partici-pant's Investments which were transferred to this Plan either from another qualified plan or from a rollover individual retirement account pursuant to Section 3.06.

1.34 "Severance from Service Date" shall mean the earlier of (i) the date on which an Employee quits, retires, is discharged, or dies, or (ii) the first anniversary of the first date of an Employee's absence from service with the Company, a Subsidiary or an Affiliate for any reason other than (i) above.

1.35 "Spousal Consent" shall mean written consent given by a Participant's spouse to a designation by the Participant of a specified person as beneficiary, other than his spouse, to receive a benefit under the Plan following the Participant's death. Such consent must be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Participant's election. A spouse may not waive the right to consent to future changes in a Participant's designation of another beneficiary with respect to which the spouse's consent was obtained initially. A valid consent with respect to a specified beneficiary cannot be revoked. The requirement for Spousal Consent may be waived by the Administration Committee in accordance with applicable law.

1.36       "Stock Fund" means the Investment Fund described in
           Section 7.02.

1.37 "Subsidiary" or "Affiliate" means any company not partici-pating in the Plan which is (a) a member of a controlled group of corporations or a group of trades or businesses under common control (as defined in Code Sections 414(b) and (c)) of which the Company is a member, (b) a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company, and (c) any other entity that must be aggregated with the Company under Code
           Section 414(o). The term controlled group of corporations has the meaning given in Code Section 1563(a), determined without regard to subsections (a)(4) and (e)(3)(C).

1.38 "Transferred Investments" shall mean that portion of a Participant's Investments which were transferred to this Plan from another qualified plan of the Company pursuant to
           Section 3.07. Transferred Investments shall include amounts received by the Plan form the Retirement Plan for Salaried Employees of Eastern States Farmers' Exchange Incorporat-ed.

1.39       "Trustee" means the Trustee provided for in Section 14.

1.40       "Valuation Date" means the last business day of any month.

1.41 "Vesting Service," for an Employee or former Employee who ceases to be a Participant prior to July 1, 1993, means service recognized for purposes of vesting under Section 9.
           An Employee's Vesting Service shall be a period of service commencing on his employment or reemployment com-mencement date, that is the date on which he first performs an Hour of Service with the Company, a Subsidiary, or an Affiliate and ending on his Severance from Service Date, including any period of absence between his Severance from Service Date and his date of reemployment if such date of reemployment is within twelve months of his Severance from Service Date, but excluding any period of service during which an Employee had the opportunity to make contribu-tions to the Plan and either (i) failed to file a timely election to do so, or (ii) elected to withdraw or suspend his Regular Investments.

Section 2 - Participation and Enrollment
- ----------------------------------------

2.01 Continued Participation. Any Employee who was a Partici-pant in the Plan on June 30, 1976 shall continue to be a Participant, subject to the other terms and conditions of the Plan.

2.02 Regular Employees. Upon employment with the Company, any Regular Employee may become a Participant on any Enrollment Date following the date of filing of an enrollment form with the Administration Committee in accordance with
           Section 2.04.

2.03 Part-time Employees. Any Part-time Employee who has satisfied the eligibility and participation requirements under the Employees' Retirement Plan of Agway, Inc. may become a Participant on any Enrollment Date following the date of filing of an enrollment form with the Administration Committee in accordance with Section 2.04.

2.04 Enrollment Forms. Original enrollment forms (provided by the Administration Committee) must be received by the Administration Committee not later than 5 business days prior to the Enrollment Date described in Section 2.02 or
           Section 2.03 (as applicable). Enrollment forms received later than 5 business days prior to such Enrollment Date will become effective with the next ensuing Enrollment Date.

2.05 Termination of Participation. A Participant shall cease to be a Participant on the date he terminates employment with the Company, a Subsidiary or an Affiliate unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when those benefits are distrib-uted to him.

2.06       Effect of Leave of Absence.
           (a) An Employee shall retain the status of a Participant in the Plan, even though not contributing to the Plan, while on an approved leave of absence as defined in Agway, Inc. Personnel Policy No. 700.

           (b) Upon return from such an approved leave of ab-sence, the Participant's Investments shall be re-sumed immediately without election on the Parti-cipant's part, subject to the suspension provisions of
                   Section 10.

2.07 Change of Employment Status. A Participant who remains in the employ of the Company, a Subsidiary, or an Affiliate but ceases to be an Employee shall continue to be a Partici-pant in the Plan but shall not be eligible to make any Participant Investments or receive allocations of Company Contributions while his employment status is other than as an Employee.

Section 3 - Participants' Investments
- -------------------------------------

3.01 Regular Investments. Subject to the limitations of Section 5, a Participant may elect to make Regular Investments to the Plan of 2% to 6%, in multiples of 1%, of his Compensation.
           A Participant's Regular Investments shall be made to the Plan in one, or a combination, of the following methods as shall be elected by the Participant:

           (a)     After-Tax Investments.  Under this method, the
                   Participant's Regular Investments shall be made by way of Compensation deductions in a manner to be determined by the Administration Committee.

           (b) Pre-Tax Investments. Under this method, a Partici-pant may, in lieu of making all or a percentage of his Regular Investments as After-Tax Investments under paragraph (a) above, elect to have his subse-quent Compensation reduced, and have that amount contributed to the Plan by the Company.

3.02 Additional Investments. Subject to the limitations of Section 5, a Participant who has elected to make the maximum amount of Regular Investments under Section 3.01 may elect to make Additional Investments of not less than 1% and not more than 9% (14% prior to January 1, 1993), in multiples of 1%, of his Compensation, as elected by the Participant, or in such additional amounts above 9% as allowed under rules adopted by the Administration Committee and uniform-ly applicable to all Participants similarly situated, provided that the Additional Investments so elected, when added to the Regular Investments elected under Section 3.01 and the Additional Contributions elected under Section 3.03 do not exceed 15% (20% prior to January 1, 1993) of the Partici-pant's Compensation, in the aggregate. Such Additional Investments shall be made by Compensation reduction and shall be contributed to the Plan by the Company. A Partici-pant may not make Additional Investments during a payroll period unless he also is making the maximum amount of Regular Investments under Section 3.01.

3.03       Additional Contributions.  Subject to the limitations of
           Section 5, a Participant who has elected to make the full amount of Regular Investments under Section 3.01 may elect to make Additional Contributions of not less than 1% and not more than 9% (14% prior to January 1, 1993), in multiples of 1%, of his Compensation, as elected by the Participant, or in such additional amounts above 9% as allowed under rules adopted by the Administration Commit-tee and uniformly applicable to all Participants similarly situated, provided that the Additional Contributions so elected, when added to the Regular Investments elected under Section 3.01 and the Additional Investments elected under Section 3.02 do not exceed 15% (20% prior to January 1, 1993) of the Participant's Compensation, in the aggregate. Such Additional Contributions shall be made by Compensation deduction and shall be contributed to the Plan by the Company. A Participant may not make Additional Contributions during a payroll period unless he also is making the maximum amount of Regular Investments under
           Section 3.01.

3.04 Change of Participant Investments. A Participant may change the amount of his Investments by providing the Administration Committee with Notification. The effective date for a change in a Participant's Investments shall be the beginning of the pay period immediately following the first day of the ensuing month. A change in a Participant's Investments pursuant to this Section 3.04 shall not effect any Compensation deduction required to repay a Plan loan.

3.05 Payment to Trustee. Participant Investments for any month will be paid by or in respect of the Company to the Trustee as soon as feasible, but in no event later than 90 days following the date the Compensation deduction or reduction is made.

3.06 Rollover Investments. With the permission of the Adminis-tration Committee granted under rules adopted by said Committee and uniformly applicable to all Participants similarly situated, and without regard to any limitations on contributions set forth in Section 5, the Plan may receive from or on behalf of a Participant, in cash, any amount distributable to or previously received by him from a qualified plan, either directly from such qualified plan, directly from the Participant within 60 days after such receipt, or indirectly from a rollover individual retirement account within the time prescribed by applicable law, provided that (i) such amount includes no assets other than those attributable to employer contributions and earnings on employee contributions under plans qualified under Section 401(a) of the Code, (ii) such amount includes no assets which are attributable to contributions made while the Participant was a key employee in a top-heavy plan, as those terms are defined in Section 416 of the Code; and (iii) such amount is not subject to the joint and survivor annuity or pre-retirement survivor annuity requirements of Code
           Section 401(a)(11).

3.07 Transferred Investments. With the permission of the Administration Committee granted under rules adopted by said Committee and uniformly applicable to all Participants similarly situated, and without regard to any limitations on contributions set forth in Section 5, the Plan may accept from another qualified plan of the Company an amount which either is transferred to this Plan for the account of the Participant or which the Participant elects to have transferred for his account. Such a Transferred

           Investment will be accepted by the Plan only if the transferred amount is not subject to the joint and survivor annuity or pre-retirement survivor annuity requirements of Code Section 401(a)(11).


Section 4 - Company Contributions
- ---------------------------------

4.01       Guaranteed Contributions and Bonus Contributions.

           (a) Subject to the provisions of Section 16.03, relating to the application of Company Contributions forfeit-ed, the Company shall contribute to the Plan on behalf of each of its participating Employees an amount equal to at least 10%, but not more than 50% of the Regular Investments, not in excess of 6% of the Participant's Compensation, made for each month by or on behalf of each such Partici-pant. The Guaranteed Contribution of 10% of
                   Regular Investments for each month shall be paid to the Trustee promptly after the payment of the Participant's Investments for such month. The discretionary Bonus Contribution, if any, above
                   10% of the Regular Investments shall be paid in accordance with the terms and conditions described in subsections (b) and (c) below and shall be paid no later than the time prescribed by law for filing the federal income tax return for the Company for the applicable tax year (including extensions there-of). The discretionary percentage contribution may be paid without regard to current or accumulated earnings and profits, as determined by the Board of Directors.

           (b) Bonus Contributions, if any, shall be allocated to the Company Security Fund of each Participant who made Participant Investments during the Plan Year to which the Bonus Contribution relates and who has not withdrawn (or received a distribution of) his entire vested interest in the Plan as of the last day of the month during which the Bonus Contribution was authorized by the Board of Directors; provid-ed, however, that a vested former Employee who has withdrawn (or received a distribution of) his entire interest in the Plan as of the last day of the month during which the Bonus Contribution was authorized shall receive an allocation of his alloca-ble share of the Bonus Contribution, based upon his Participant Investments made during the Plan Year to which the Bonus Contribution relates.

           (c) In the event that the Board of Directors authorizes a Bonus Contribution to be applied prospectively during any Plan Year, the Bonus Contribution rate is to become effective beginning with the pay period immediately following the first of the next ensuing calendar month.

4.02       Additional Company Contributions.

           (a) In addition to Company Contributions made pursu-ant to Section 4.01, the Company shall contribute, if necessary, an additional amount out of current or accumulated earnings and profits. Such amount will be that amount necessary to increase the weighted average annual return on all investments in the Company Security Fund (except Agway Subordinated Money Market Certificates) to 1/2 of
                   1% less than the stated rate plus any declared extra interest on Agway Member Subordinated Deben-tures issued and outstanding.

           (b) Any contributions made by the Company pursuant to this Section 4.02 shall be paid as of each Decem-ber 31 and June 30 (the "payment date") of each Plan Year. Any such contribution to be made as of a December 31 payment date shall be based on a comparison of stated and actual rates of return as described above for the period June 1 to November
                   30 inclusive, preceding the payment date. Any such contribution to be made as of a June 30 payment date shall be based on a comparison of stated and actual rates of return as described above for the period December 1 to May 31 inclusive, preceding the payment date.

           (c) Subject to the limitations of Section 5.06, any contributions described in this Section 4.02 shall be made only with respect to persons who are Partici-pants as of the relevant payment date and shall be allocated only to such Participants' accounts and only to the extent such amounts are invested in the Company Security Fund on that payment date. For purposes of maintaining the Company Security
                   Fund and distributing amounts therefrom, contribu-tions made pursuant to this Section 4.02 shall be credited as earnings to accounts invested in such fund in accordance with Section 8.02.

4.03 Contributions in Stock. In satisfaction of its obligations under Sections 4.01 and 4.02, the Company may, at its option, deliver treasury stock or authorized and unissued shares of cumulative preferred stock of the Company at the aggregate Current Market Value of the stock so delivered on the date of delivery.


Section 5 - Limitations on Contributions
- ----------------------------------------

5.01       Limitation on Pre-Tax and Additional Investments.

           (a) Compensation Deferral Cap: This Plan shall not accept Pre-Tax Investments or Additional Invest-ments in excess of the "Compensation Deferral
                   Cap" for each Participant for his taxable year, for taxable years beginning after December 31, 1986.

                   "Compensation Deferral Cap" means the limit on Pre-Tax Investments, Additional Investments and other elective deferrals that can be made for a Participant for his taxable year. The Compensation Deferral Cap is a base amount of $7,000, adjusted as of each January 1 in accordance with Code
                   Section 402(g)(5).

                   As further set forth in Code Section 402(g), the Compensation Deferral Cap applies to a Partici-pant's total elective deferrals, not only Pre-Tax Investments and Additional Investments. For this purpose, the term "elective deferrals" means:

                  (i) Elective contributions under any qualified cash or deferred arrangement within the meaning of Code Section 401(k);

                 (ii) Company contributions to any simplified employee pension plan within the meaning of Code Sections 408(k) or 402(h)(1)(B);

                (iii)      Company contributions, pursuant to a
                           salary reduction agreement, to any annuity contract within the meaning of Code Sec-tion 403(b);

                 (iv) Deductible employee contributions to any trust described in Code Section 501(c)(18); and

                  (v) Compensation deferred under any deferred compensation plan within the meaning of Code Section 457(b).

                   The Compensation Deferral Cap applies to such arrangements of all employers, not only to arrange-ments of the Company and its Subsidiaries and Affiliates. To the extent provided in proposed Treasury regulation Section 1.402(g)-1, the Com-pensation Deferral Cap can be increased (but not above $9,500) for an Employee who makes elective deferrals to an annuity within the meaning of Code
                   Section 403(b).

           (b)     Distribution of Excess Deferrals:  Although the
                   Plan will not accept Pre-Tax Investments or Addi-tional Investments above the Compensation Deferral Cap, a Participant may have excess deferrals when his elective deferrals under all the above arrange-ments are added together at the end of his taxable year. (Any excess amounts returned pursuant to comply with Code Section 415 are not counted as elective deferrals.) If this situation arises, the excess deferrals shall be deemed to have been distributed to the Participant and reinvested in the Plan as After-Tax Investments to the extent re-quired to obtain any Company matching contribu-tions pursuant to Section 4.01. If there are remain-ing excess deferrals, the Participant may request the Administration Committee to distribute all or part of the excess deferrals from this Plan. Any such request shall be made and complied with in accor-dance with the following terms and conditions:

                  (i) The Participant must request the distribu-tion in writing, after his taxable year has ended, but no later than the following March 1. However, to the extent the Participant has excess deferrals when only deferrals under this Plan and any other plans of the Company (and its Subsidiaries and Affiliates) are taken into account, the Participant will be deemed to have request-ed a distribution of such excess deferrals. The Administration Committee shall deter-mine the amount of excess deferrals to be distributed from each plan.

                 (ii)      Any written request must specify the
                           amount of the Pre-Tax Investments and
                           Additional Investments that are being
                           designated as excess deferrals for distribu-tion. The designated amount cannot be greater than the Pre-Tax Investments and Additional Investments that were made for the taxable year in question.

                (iii) Following a request that satisfies the above requirements (including a deemed request under subsection (i) above), the Adminis-tration Committee shall distribute the excess deferrals, and allocable income, to the Participant by the first April 15 after the Participant's taxable year ends.

                 (iv) For purposes of subsection (iii) above, the income allocable to excess deferrals is equal to the sum of the allocable gain or loss for the taxable year of the Participant plus the allocable gain or loss for the period between the end of the taxable year and the date of the distribution. The Plan may use any reasonable method for com-puting the income allocable to excess deferrals provided that the method (A) d-oes not violate Code Section 401(a)(4),
                           (B) is used consistently for all Participants and for all corrective distributions under the Plan for a Plan Year, and (C) is used by the Plan for allocating income to Parti-cipants' accounts. Alternatively, the Plan may use any method for computing income allocable to excess deferrals which is specified in Treasury regulation Sec-tion 1.402(g)-1(e)(5) or other guidance issued by the Internal Revenue Service.
                           Any distribution of less than the Partici-pant's full excess deferrals and allocable income will be treated as a pro rata distri-bution of excess deferrals and income.

           (c) Coordination with Distribution of Excess Contribu-tions: Notwithstanding the above provisions of this Section, the amount of excess deferrals that may be distributed to a Participant shall be reduced by any Excess Contributions previously distributed to the Participant or recharacterized pursuant to Section 5.03.

           (d) Incorporation of Section 402(g) by Reference: In addition to the specific provisions set forth above, the terms of Code Section 402(g), and implement-ing regulations are hereby incorporated by reference into this Plan.

5.02       Application of Actual Deferral Percentage Test.

           (a) Actual Deferral Percentage Test: For each Plan Year beginning after December 31, 1986, the
                   Actual Deferral Percentage (see subsection (b) below) for the group of Participants who are Highly Compensated Employees and the Actual Deferral Percentage for the group of Participants who are not Highly Compensated Employees shall satisfy one of the following two tests.

                  (i) General Rule: The Actual Deferral Per-centage for the group of Participants who are Highly Compensated Employees shall not be more than 1.25 times the Actual Deferral Percentage for the group of Parti-cipants who are not Highly Compensated Employees.

                 (ii) Alternative Test: The Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees shall not be more than two percentage points greater than the Actual Deferral Percentage for the group of Participants who are not Highly Compensated Employ-ees. In order to use this alternative test, the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees must not be more than twice the Actual Deferral Percentage for the group of Participants who are not Highly Compensated Employees.

                   Notwithstanding the above provisions, for Plan
                   Years beginning after December 31, 1988, the terms of Treasury regulation Section 1.401(m)-2 shall be applied to prevent multiple use of the alternative test in subsection (ii) above and Section 5.04(a)(ii) below to satisfy both the Actual Deferral Percentage Test and Average Contribution Percent-age Test.

           (b) Actual Deferral Percentage: For both the above tests, the Actual Deferral Percentage for the group of Participants who are Highly Compensated Em-ployees and the Actual Deferral Percentage for the group of Participants who are not Highly Compen-sated Employees shall be the average of the following actual deferral ratios, calculated separately for each Participant in the respective group:

                  (i)      The amount of "Company contributions"
                           (as explained below) actually paid over to the Plan on behalf of such Participant for the Plan Year, to

                 (ii)      The Participant's "Statutory Compensa-
                           tion" for the Plan Year.

                   In making the foregoing calculations, "Company contributions" on behalf of any Participant shall include Pre-Tax Investments and Additional Invest-ments made pursuant to the Participant's deferral election (including excess deferrals of Highly Compensated Employees), but exclude (A) excess deferrals of Participants who are not Highly Com-pensated Employees that arise solely from Pre-Tax Investments and Additional Investments and any elective deferrals made under any other plans of the Company, and (B) any Pre-Tax Investments and Additional Investments that are taken into account in the contribution percentage test described in
                   Section 5.04 if it needs to be performed (provided the Actual Deferral Test is satisfied both with and without excluding the Pre-Tax Investments and Additional Investments).

                   "Statutory Compensation" means a Participant's compensation, determined under any definition that satisfies Code Section 414(s), and shall be used in performing the actual deferral percentage test and the average contribution percentage test. For any given year, the same definition of Statutory Com-pensation shall be applied to all Participants in performing the tests.

                   In determining Actual Deferral Percentages, the actual deferral ratio is zero for an Employee who is eligible to elect, but who does not elect, Pre-Tax Investments and Additional Investments for a Plan Year. Statutory Compensation shall be taken into account only for the part of a Plan Year in which the Employee is eligible to participate in the Plan.
                   If the Actual Deferral Percentage Test is not satis-fied initially, corrective actions shall be taken pursuant to Section 5.03 until the test is satisfied.

           (c)     Applying the Actual Deferral Percentage Test:

                  (i)      Calculation:  For Plan Years beginning
                           after December 31, 1988, the actual defer-ral ratio for each Participant and the Actu-al Deferral Percentage for each group shall be calculated to the nearest one-hundredth percent.

                 (ii) Family Member Aggregation Rule: For purposes of determining the actual deferral ratio of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employees, the Pre-
                           Tax Investments, Additional Investments
                           and Compensation of such Participant shall include the Pre-Tax Investments, Addition-al Investments and Compensation for the Plan Year of the Participant's family mem-bers (as defined in Code Section 414(q)-
                           (6)).  Family members with respect to
                           such Highly Compensated Employees shall
                           be disregarded as separate Employees in
                           determining the Actual Deferral Percentage both for Participants who are not Highly Compensated Employees and for Partici-pants who are Highly Compensated Em-ployees.

                (iii) Aggregation of Plans: In the event that this Plan satisfies the requirements of Code Sections 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other
                           plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this
                           Section 5 shall be applied by determining the Actual Deferral Percentage of Employ-ees as if all such plans were a single plan. Plans may be aggregated in order to satis-fy Code Section 401(k) only if they have the same Plan Year. All cash or deferred arrangements included in a plan are treated as a single cash or deferred arrangement, except as otherwise provided under Trea-sury regulations.

                 (iv) Aggregation of Highly Compensated Parti-cipant Contributions: The actual deferral ratio for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have salary reduc-tion contributions allocated to his account under two or more arrangements described in Code Section 401(k), that are main-tained by the Company (or Subsidiary or an Affiliate), shall be determined as if such salary reduction contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrange-ments that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwith-standing the foregoing, certain plans shall be treated as separate if mandatorily dis-aggregated under Treasury regulations promulgated under Code Section 401(k).

                  (v)      Plan Year to which Contributions Relate:
                           For purpose of determining the Actual
                           Deferral Percentage test, salary reduction contributions must be made before the last day of the twelve-month period immedi-ately following the Plan Year to which the contributions relate.

                 (vi)      Company Records:  The Company shall
                           maintain records sufficient to demonstrate satisfaction of the Actual Deferral Percent-age test.

                (vii)      Other Requirements:  The determination
                           and treatment of Actual Deferral Percent-age amounts of any Participant shall satisfy such other requirements as may be pre-scribed by the Secretary of the Treasury.

           (d) Incorporation of Section 401(k) by Reference: In addition to the specific provisions set forth above, the terms of Code Section 401(k) are hereby incor-porated by reference.

5.03       Adjustments to Comply with the Actual Deferral Percentage
           Test. The Administration Committee shall exercise one or more of the following options, at its discretion, to assure the Plan's compliance with the Actual Deferral Percentage test.
           All such actions shall be taken in a uniform and nondis-criminatory manner.

           (a) Modification of Elections: The Administration Committee may suspend or reduce Pre-Tax Invest-ments and/or Additional Investments of Highly Compensated Employees, despite their elections.

           (b) Distribution of Excess Contributions: Pre-Tax Investments and Additional Investments that exceed the Actual Deferral Percentage allowable for Parti-cipants who are Highly Compensated Employees shall be referred to as "Excess Contributions." The Administration Committee may distribute Excess Contributions, and allocable income, to Participants who are Highly Compensated Employees. The Administration Committee shall designate any such distribution as a distribution of Excess Contribu-tions (and income). The distribution shall be done as follows:

                  (i) The actual deferral ratio of the Participant (who also is a Highly Compensated Em-ployee) with the highest ratio shall be reduced until the Actual Deferral Percent-age test is satisfied, or until his ratio equals that of the Participant (who also is a Highly Compensated Employee) with the next highest ratio, whichever occurs first. The process is repeated until the Actual Deferral Percentage test is satisfied.

                 (ii) If the actual deferral ratio for a Participant who is a Highly Compensated Employee was determined under the family member aggregation rule in Section 5.02, Excess Contributions shall be allocated among the group (the Participant and family mem-bers) in proportion to the Pre-Tax Invest-ments and Additional Investments (and any other amounts treated as elective deferrals under Section 5.02) that were combined to determine the ratio.

                (iii) In determining Excess Contributions under subsection (i), the amount shall be reduced by any excess deferrals previously distrib-uted to the Highly Compensated Partici-pant for his taxable year ending with or within the Plan Year of the Excess Contri-bution.

                 (iv) The Administration Committee shall return the Excess Contributions, including alloca-ble income, to the Company solely for the purpose of enabling the Company to with-hold federal, state and local taxes due on the amounts. The Company will then pay all remaining amounts to the Participant by the fifteenth day of the third month follow-ing the close of the Plan Year to which the distribution relates, if administratively feasible. In no event shall the distribution be made later than twelve months after the close of that Plan Year. If the distribution is made after the fifteenth day of the third month following the close of the Plan Year to which the distribution relates a ten percent excise tax will be imposed on the Company with respect to the distribution.

                  (v) For purposes of subsection (iv) above, the income allocable to Excess Contributions is the sum of the allocable gain or loss for the Plan Year, plus the allocable gain or loss for the period between the end of the Plan Year and the date of the distribution. The Plan may use any reasonable method for computing the income allocable to Excess Contributions, provided that the method (A) does not violate Code Section 401(a)(4), (B) is used consistently for all Participants and for all corrective distribu-tions under the Plan for the Plan year, and
                           (C) is used by the Plan for allocating
                           income to Participants' accounts. Alterna-tively, the Plan may use any method for computing income allocable to Excess Contributions which is specified in Trea-sury regulation Section 1.401(k)-1(f)(4) or other guidance issued by the Internal Reve-nue Service.

                 (vi) Any distribution of less than the full amount of Excess Contributions and allo-cable income shall be treated as a pro rata distribution of Excess Contributions and income.

                (vii) Excess Contributions continue to count as Annual Additions in applying the Code
                           Section 415 limitations under Section 5.06.

               (viii) In the event any Pre-Tax Investments returned to the Participant were matched by Company Contributions, then vested Company Contributions, together with earnings attributable thereto, shall be returned to the Participant, and nonvested Company Contributions, together with earnings attributable thereto, shall be forfeited and used to reduce future Company Contributions.

5.04       Application of Average Contribution Percentage Test.

           (a)     Average Contribution Percentage Test:  For each
                   Plan Year beginning after December 31, 1986, the "Average Contribution Percentage" for the group of Participants who are Highly Compensated Employ-ees and the "Average Contribution Percentage" for the group of Participants who are not Highly Compensated Employees shall satisfy one of the two tests described in this subsection (a). The term "Average Contribution Percentage" and other defined terms used in performing the tests are defined in subsection (b) below. All applicable rules in subsection (c) below shall be followed in performing the Average Contribution Percentage test.

                  (i) General Rule: The Average Contribution Percentage for Participants who are Highly Compensated Employees shall not be more than 1.25 times the Average Contribution Percentage for the group of Participants who are not Highly Compensated Employ-ees for the same Plan Year.

                 (ii) Alternative Test: The Average Contribu-tion Percentage for the group of Partici-pants who are Highly Compensated Em-ployees shall not be more than two per-centage points greater than the Average Contribution Percentage for the group of Participants who are not Highly Compen-sated Employees. In order to use this alternative test, the Average Contribution Percentage for the group of Participants who are Highly Compensated Employees must not be more than twice the Average Contribution Percentage for the group of Participants who are not Highly Compen-sated Employees.

           (b) Definitions: In performing the Average Contribu-tion Percentage test, the following terms shall have the following meanings:

                  (i)      Aggregate Limit shall mean the sum of:
                           (A) 125 percent of the greater of the Actu-al Deferral Percentage of the Participants who are not Highly Compensated Employees for the Plan Year or the Average Contribution Percentage of Participants who are not

                           Highly Compensated Employees under the Plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement; and (B) the lesser of 200 percent or two plus the lesser of such Actual Deferral Percentage or Average Contribution Percentage. "Lesser" is substituted for "greater" in "(A)" above, and "greater" is substituted for "lesser" after "two plus the" in "(B)" if it would result in a larger Aggregate Limit.

                 (ii)      Average Contribution Percentage shall
                           mean the average of the Contribution
                           Percentages of the Eligible Participants in a group of Highly Compensated Employ-ees or a group of Employees who are not Highly Compensated Employees.

                (iii) Contribution Percentage shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage
                           Amounts to the Participant's Statutory
                           Compensation for the Plan Year.

                 (iv)      Contribution Percentage Amounts shall
                           mean the sum of any After-Tax Invest-
                           ments, Additional Contributions and Com-pany Contributions that are made under the Plan on behalf of the Participant for the Plan Year, subject to the following limita-tion. Such Contribution Percentage
                           Amounts shall not include Company Con-
                           tributions that are forfeited either to cor-rect Excess Aggregate Contributions or because the contributions to which they relate are excess deferrals, Excess Contri-butions, or Excess Aggregate Contribu-tions. The Company also may elect to use Pre-Tax Investments and Additional Invest-ments in the Contribution Percentage
                           Amounts so long as the Actual Deferral
                           Percentage test is met before the Pre-Tax
                           Investments and Additional Investments
                           are used in the Average Contribution Per-centage test and continues to be met fol-lowing the exclusion of those Pre-Tax Investments and Additional Investments that are used to meet the Average Con-tribution Percentage test.

                  (v) Eligible Participant shall mean any Em-ployee who is eligible to make After-Tax Investments or Pre-Tax Investments (if such contributions are taken into account in the calculation of the Contribution Percentage), or to receive a Company Contribution (including forfeitures). Any Employee who would be a Participant in the Plan if such Employee made Pre-Tax Investments shall be treated as an Eligible Participant on behalf of whom no Pre-Tax Investments are made.

                 (vi) Excess Aggregate Contributions shall mean amounts that exceed the Average Contribu-tion Percentage allowable for Participants who are Highly Compensated Employees.

                   In performing the Average Contribution Percentage test using the foregoing definitions and the rules in subsection (c), (A) Statutory Compensation shall be taken into account only for the part of the Plan
                   Year in which the Employee is eligible to partici-pate in the Plan, and (B) an Employee shall be in-cluded in the appropriate Eligible Participant group regardless of whether the Employee waives partici-pation in the Plan.

                   If the Average Contribution Percentage is not satisfied initially, corrective actions shall be taken pursuant to Section 5.05 until the test is satisfied.

           (c)     Applying the Average Contribution Percentage
                   Test:

                  (i) Calculation: For Plan Years beginning after December 31, 1988, the Contribution Percentage for each Participant shall be calculated to the nearest one-hundredth percent.

                 (ii) Multiple Use: If one or more Highly Compensated Employees participates in both a cash or deferred arrangement and a plan subject to the Average Contribution Percentage test maintained by the Compa-ny, a Subsidiary or an Affiliate and the sum of the Actual Deferral Percentage and Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Average Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with such Highly Compensated Employee whose Average Contribution Percentage is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is re-duced shall be treated as an Excess Aggre-gate Contribution. The Actual Deferral Percentage and Average Contribution Percentage of the Highly Compensated Employees are determined after any cor-rections required to meet the Actual Defer-ral Percentage and Average Contribution Percentage tests. Multiple use does not occur if either the Actual Deferral Percent-age or Average Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and Average Contri-bution Percentage of the Employees who are not Highly Compensated Employees.

                (iii) Aggregation of Highly Compensated Par-ticipant Contributions: For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Com-pensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Compa-ny, a Subsidiary or an Affiliate shall be determined as if the total of such Contribu-tion Percentage Amounts was made under each plan. If a Highly Compensated
                           Employee participates in two or more cash or deferred arrangements that have differ-ent plan years, all cash or deferred ar-rangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the forego-ing, certain plans shall be treated as sepa-rate if mandatorily disaggregated under regulations promulgated under Code Sec-tion 401(m).

                 (iv) Aggregation of Plans: In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other
                           plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by deter-mining the Contribution Percentage of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year.

                  (v) Family Member Aggregation Rules: For purposes of determining the Contribution Percentage of a Participant who is a five-percent owner or one of the ten most highly-paid Highly Compensated Employ-ees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan
                           Year of the Participant's family members
                           (as defined in Code Section 414(q)(6)).
                           Family members, with respect to Highly
                           Compensated Employees, shall be dis-
                           regarded as separate Employees in
                           determining the Contribution

                           Percentage both for Participants who are not Highly Compensated Employees and for Participants who are Highly Compensated Employees.

                 (vi) Recharacterized Contributions: Any ex-cess deferrals that were recharacterized as After-Tax Investments under Sec-tion 5.01(b) must be included in the nu-merator of a Participant's percentage, like other After-Tax Investments.

                (vii)      Plan Year to which Contributions Relate:
                           For purposes of determining the Average
                           Contribution Percentage test, After-Tax
                           Investments and Additional Contributions are considered to have been made in the Plan Year in which contributed to the trust for the Plan. Company Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

               (viii)      Company Records:  The Company shall
                           maintain records sufficient to demonstrate satisfaction of the Average Contribution Percentage test.

                 (ix)      Other Requirements:  The determination
                           and treatment of the Contribution Percent-age of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

           (d) Incorporation of Section 401(m) by Reference: In addition to the specific provisions set forth above, the terms of Code Section 401(m) are hereby incorporated by reference.

5.05 Adjustments to Comply with the Average Contribution Per-centage Test. The Administration Committee shall take actions in accordance with this Section to assure the Plan's compliance with the Average Contribution Percentage test.

           (a) Distribution of Excess Aggregate Contributions: If there are Excess Aggregate Contributions, each Participant who is a Highly Compensated Employee shall receive a distribution of his share, plus alloca-ble income, as follows:

                  (i) The Contribution Percentage of the Par-ticipant (who is a Highly Compensated Employee) with the highest percentage shall be reduced until the Average Contri-bution Percentage test is satisfied, or until his percentage equals that of the Par-ticipant (who is a Highly Compensated Employee) with the next highest percent-age, whichever occurs first. The process is repeated until the Average Contribution Percentage test is satisfied.

                 (ii) If the Contribution Percentage for a Partic-ipant who is a Highly Compensated Em-ployee was determined under the family member aggregation rules in Section 5.04, Excess Aggregate Contributions shall be allocated among the group (the Participant and family members) in proportion to the contributions of each that were combined to determine the percentage.

                (iii) The Administration Committee shall direct the Trustee to return the Excess Aggregate Contributions, including allocable income, to the Company solely for purposes of enabling the Company to withhold federal, state and local taxes due on the amounts (when the distribution includes contribu-tions other than After-Tax Investments or Additional Contributions). The Company will then pay all remaining amounts to the Participant by the fifteenth day of the third month following the close of the Plan Year to which the distribution relates, if admini-stratively feasible. In no event shall any distribution be made later than twelve months after the close of that Plan Year.
                           If the distribution is made after the fif-teenth day of the third month following the close of the Plan Year to which the distri-bution relates, a ten percent excise tax will be imposed on the Company with respect to the distribution.

                 (iv) For purposes of subsection (iii) above, the income allocable to Excess Aggregate Contributions is the sum of the allocable gain or loss for the Plan Year, plus the allocable gain or loss for the period be-tween the end of the Plan Year and the date of the distribution. The Plan may use any reasonable method for computing the income allocable to Excess Aggregate Contributions, provided that the method
                           (A) does not violate Code Section 401(a)-
                           (4), (B) is used consistently for all Partici-pants and for all corrective distributions under the Plan for the Plan Year, and
                           (C) is used by the Plan for allocating
                           income to Participants' accounts. Alter-natively, the Plan may use any method for computing income allocable to Excess
                           Aggregate Contributions which is specified in Treasury regulation Section 1.401(m)- 1(e)(3) or other guidance issued by the Internal Revenue Service.

                  (v) Any distribution of less than the full amount of Excess Aggregate Contributions and income to a Participant shall be con-sidered a pro rata distribution of contribu-tions and income.

                 (vi) To the extent possible, the distribution shall be made first from Additional Contri-butions and then from After-Tax Invest-ments and corresponding Company Contri-butions to the extent vested. Non-vested Company Contributions shall be forfeited and reallocated to Participants otherwise eligible for Company Contributions.

           (b)     Limitation of After-Tax Investments and Additional
                   Contributions: The Administration Committee may suspend or reduce After-Tax Investments and/or Additional Contributions by Highly Compensated Employees during the course of a Plan Year, below the level otherwise allowed by the Plan, to further comply with the Average Contribution Percentage test.

5.06       Limit on Annual Additions.

           (a) Code Section 415 Limitations: For Plan Years beginning after December 31, 1986, the Annual Additions for a Participant shall not exceed the Maximum Annual Addition for any Plan Year, as these terms are explained below. The Maximum Annual Addition for a Plan Year is the lesser of:

                  (i) 25 percent of the Participant's wages, salaries, fees and other amounts received for services rendered that are treated as wages within the meaning of Code Section 3401(a) for purposes of income tax with-holding at the source (determined without regard to any rules that limit the remuner-ation included in wages based on the na-ture or location of the services performed); or

                 (ii) $30,000 or, if greater, 25 percent of the dollar limitation in effect under Code
                           Section 415(b)(1)(A).

                   In applying the above formula, the limitation in subsection (i) above shall not apply to any alloca-tion for medical benefits (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or Code Section 419A(d)(2).

           (b)     Annual Additions:  The Annual Additions of a
                   Participant are the sum of the following amounts credited to the account of the Participant for the Plan Year:

                  (i) Company contributions (including contri-butions described in Section 4.02);

                 (ii)      Employee contributions;

                (iii)      Forfeitures;

                 (iv) Amounts allocated after March 31, 1984 to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity plan maintained by the Company; and

                  (v)      Amounts derived from contributions paid
                           or accrued after December 31, 1985, in
                           taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee (as defined in Code
                           Section 419A(d)(3)) under a welfare bene-fit fund (as defined in Code Section 419-
                           (e)) maintained by the Company.

                   In determining Annual Additions under the above definition, any mandatory employee contributions to a defined benefit plan shall be treated as Annual Additions to a defined contribution plan. (Howev-er, Annual Additions for Plan Years beginning before January 1, 1987 shall not be recomputed to treat all such employee contributions as Annual Additions.)

                   Contributions do not fail to be Annual Additions merely because they are excess deferrals, Excess Contributions or Excess Aggregate Contributions. Further, Excess Contributions and Excess Aggre-gate Contributions do not fail to be Annual Addi-tions because corrected through distribution or recharacterization. Excess deferrals that are distrib-uted in accordance with Treasury regulation Section 1.402(g)-1(e)(2) or (3) are not Annual Additions.

           (c) Incorporation of Code Section 415: In addition to the specific provisions of this Section, the terms of Code Section 415 are hereby incorporated by reference and shall govern in determining the allocations that can be made to the account of a Participant.

           (d) Aggregation of Employers and Plans: As further set forth in this Section and Code Section 415, the Maximum Annual Addition is an aggregate limita-tion that applies to this Plan and any other plans, described below, that are maintained by the Compa-ny or any Subsidiary or Affiliate. Therefore, for this Section:

                  (i) The term "Company" includes any affiliat-ed employers, using the Code Section 415 definition of an affiliated employer.

                 (ii) All defined benefit plans ever maintained by the Company shall be treated as one defined benefit plan, whether or not termi-nated. The same rule applies to all de-fined contribution plans ever maintained by the Company.

                (iii) The term "contribution," standing alone, refers both to all employee nondeductible contributions and all Company contribu-tions, including any forfeitures, to the above plans.

           (e) If the Annual Additions to a Participant's account for any Plan Year, prior to the application of the limitations set forth in this Section 5.06, exceed those limitations, the amount of contributions credited to the Participant's account in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the follow-ing order of priority:

                  (i) Company Contributions under Section 4.01 shall be reduced with respect to such Participant and the amount of the reduction shall be used to reduce future Company Contributions.

                 (ii) The Participant's Pre-Tax and Additional Investments under Sections 3.01(b) and
                           3.02 shall be reduced and held in a sus-pense account for the Participant and shall be allocated to his account as Pre-Tax Investments in the next Plan Year and succeeding years, as necessary, provided that if a Participant's employment termi-nates, any amount remaining in the sus-pense account for his benefit after all permitted allocations to his account as Pre-Tax and Additional Investments have been made shall be reallocated to other eligible Participants based on the ratio of each other eligible Participant's Compensation during the Plan Year to the total Compen-sation during that Plan Year for all other eligible Participants.


Section 6 - Investment of Participants' Investments and Company Contributions
- -----------------------------------------------------------------------------

6.01 Allocation of Investments. All of a Participant's Investments shall be invested, at the option of the Participant, (a) 100% in the Company Security Fund, or (b) 100% in the Stock
           Fund, or (c) 100% in the Bond Fund, or (d) 100% in the
           Cash Fund, or (e) in a combination, as selected by the Participant, of the Company Security Fund, Stock Fund,
           Bond Fund, and/or Cash Fund allocated in increments as may be established from time to time by the Administration Committee.

6.02 Change of Investment Election. A Participant may change his election made pursuant to Section 6.01 effective on the next Enrollment Date following the date the Administration Committee receives Notification. Except as provided in
           Section 6.04, such change in election shall be effective only with respect to subsequent Participant Investments.

6.03 Participant Responsible for Investments. The selection of an investment option is the sole responsibility of each Partici-pant. Neither the Trustee, the Administration Committee, the Investment Committee, the Company, a Subsidiary, an Affiliate nor any officer or supervisor of the Company, a Subsidiary or an Affiliate is empowered to advise a Partici-pant as to the manner in which his account shall be invested. The fact that a security is available to Participants for investment under the Plan shall not be construed as a recommendation for the purchase of that security, nor shall the designation of any investment option impose any liability on the Company, a Subsidiary, an Affiliate, its directors, officers or employees, the Trustee, the Administration Committee, the Investment Committee or any Participant in the Plan.

6.04 Transfers of Investments. Except as provided in Section 6.06, a Participant may, not more than once a month, elect to transfer all, or any part of his account balance in one Investment Fund to one or more other Investment Fund. A Participant shall make such election by providing the Administration Committee with Notification. The minimum amount which may be transferred from one Investment Fund to the other shall be 1% of the total value of the Investment Fund from which the transfer is to be made. Transfers in excess of 1% may be made in any whole percentage. Notwithstanding the foregoing, Investment Fund transfers prior to January 1, 1993 may be made only once per calendar quarter and the minimum amount transferred shall be $200 or, if less, the total value of the Participant's account in the Investment Fund from which the transfer is to be made.

6.05 Valuation of Investments. The value of the account to be transferred under Section 6.04 will be computed as of the Valuation Date coinciding with or immediately following the Administration

           Committee's receipt of Notification. Transfers shall be effective as of the first business day of the month following the applicable Valuation Date.

6.06 Company Contributions Ineligible for Transfer. All Compa-ny Contributions and earnings thereon shall be invested in the Company Security Fund and may not be transferred among the Plan's other Investment Funds.


Section 7 - Investment Funds
- ----------------------------

7.01 Company Security Fund. The Company Security Fund, including earnings thereon, shall be invested by the Trustee in securities of the Company, other than common stock or membership debentures of the Company, which shall be qualifying employer securities as defined in Section 407(d) of the Employee Retirement Income Security Act, provided, however, that if at any time when the Trustee has funds available for such investment and such prescribed securities cannot be purchased, the Trustee is authorized to hold such funds in an interest bearing account or to invest such funds in one or more securities of other corporations which, in the Trustee's opinion, are comparable to the prescribed securi-ties of the Company. It is explicitly provided that up to 100% of Plan assets may be invested in qualifying employer securities.

7.02 Stock Fund. The Stock Fund, including earnings thereon, shall be invested and reinvested only in common or capital stocks or bonds, debentures or preferred stocks convertible into common or capital stocks, or in other types of equity investments. Short-term obligations of the U.S. government or other investments of a short-term nature may be purchased and held pending the selection and purchase of suitable investments under the preceding sentence. Under the terms of this Section 7.02, the Trustee may not invest in shares of stock or other securities of the Company or any of its Subsidiaries or Affiliates.

           Additionally, up to one million ($1,000,000) of the assets in the Stock Fund shall be invested in a portfolio of stock index futures contracts and U.S. Treasury Bills whose return, in the aggregate, will closely approximate the return of the Standard and Poor's 500 Stock Index. The purpose of this portfolio is to facilitate daily liquidity.

7.03 Bond Fund. The Bond Fund, which shall be available effective January 1, 1993, shall consist primarily of fixed-- income obligations, including but not limited to government and private bonds, debentures, notes, certificates of deposit, participation in money market funds and other similar fixed-income investments (which may include investment in any commingled trust fund selected by the Trustee which meets the requirements of Code Section 401(a) and is exempt from taxation under Code Section 501(a), and which is invested primarily in fixed income securities or fixed income invest-ments). Pending the selection and purchase of suitable investments, this fund may be invested in short-term obliga-tions of the United States government and other short-term investments selected by the Trustee.

7.04 Cash Fund. The Cash Fund, which shall be available effective January 1, 1993, shall consist of short-term obligations of the United States government, bank certificates of deposit, commercial paper, bankers' acceptances, shares of money market mutual funds and other similar types of short-term investments (which may include investment in any commingled trust fund selected by the Trustee which meets the requirements of Code Section 401(a) and is exempt from taxation under Code Section 501(a), and which is invested primarily in similar types of securities).

Section 8 - Maintenance and Valuation of Participants' Accounts
- ---------------------------------------------------------------

8.01 Participant Accounts. Each Participant shall have established for him an account in each of the Investment Funds in which he participates which shall reflect separately his After-Tax Investments, Pre-Tax Investments, Additional Investments, Additional Contributions, Rollover Investments, Transferred Investments, and the Company Contributions made on his behalf, and the allocable share of earnings thereon.

8.02 Valuation. On each Valuation Date, the account of a Participant in each Investment Fund shall equal:

           (a) the Participant's account balance in the applicable account as of the immediately preceding Valuation Date; plus

           (b) the net earnings thereon, after adjusting for expen-ses and losses, if any, since the immediately pre-ceding Valuation Date; plus

           (c) the amount of the Investments or contributions, as the case may be, made to that fund on the Partici-pant's behalf and credited to the applicable account since the immediately preceding Valuation Date.

8.03 Special Valuation July 1, 1989. On the first Valuation Date after July 1, 1984, the account of a Participant in each Investment Fund credited with Pre-Tax Investments, shall be equal to the amount of the Pre-Tax Investments, if any, made on the Participant's behalf to that account in that fund during the period from July 1, 1984, through the first Valuation Date.

8.04 Rollover and Transferred Investments. Notwithstanding the foregoing of this Section 8, Rollover Investments and Transferred Investments shall not be credited with earnings until the first day of the month following the date the Rollover Investment or Transferred Investment is received by the Trustee.


Section 9 - Vesting of Participants' Investments and Company Contributions
- --------------------------------------------------------------------------

9.01 Vesting of Participant Investments. A Participant shall at all times be 100% vested in his Participant Investments.

9.02 Vesting of Company Contributions after June 30, 1993. An Employee who becomes a Participant on or after July 1, 1993 shall at all times be 100% vested in that part of the Company Security Fund representing Company Contribu-tions (and earnings thereon) made on behalf of the Partici-pant. An Employee or former Employee who is a Partici-pant as of July 1, 1993 shall be 100% vested, commencing as of July 1, 1993, in that part of the Company Security Fund representing Company Contributions (and earnings thereon) made on behalf of the Participant.

9.03 Vesting of Company Contributions before July 1, 1993. An Employee or former Employee who ceased to be a Partici-pant prior to July 1, 1993 shall be vested in that part of the Company Security Fund representing Company Contribu-tions (and earnings thereon) made on behalf of the Employee or former Employee according to the vesting provisions set forth in Sections 9.04 through 9.10.

9.04 Thirty-six Months of Vesting Service. Except as provided in Section 9.10, a Participant's interest in that part of the Company Security Fund representing Company Contribu-tions and earnings thereon shall become vested in such Par-ticipant when he shall have completed a period of thirty-six months of Vesting Service. Such thirty-six months of Vesting Service shall include such Participant's period of leave of absence for military service during which his re-employment rights are guaranteed by law. Thereafter all Company contributions and earnings thereon for such Participant shall be immediately vested in such Participant.

9.05   Vesting Service Credit.

       (a) An eligible Employee will be credited with months of Vesting Service from the Employee's employment date to the first subsequent Enrollment Date applicable to the Employee.

       (b) An Employee will earn Vesting Service for the period following the first subsequent Enrollment Date applicable to the Employee only if the Employee is eligible to, and actually does, enroll in and make Participant Investments in the Plan.

       (c) A Participant will earn Vesting Service for all periods in which the Participant makes Participant Investments to the Plan.

       (d) An eligible Employee will not earn Vesting Service for the period following the first Enrollment Date applicable to the Employee if the Employee is eligible, but fails, to enroll in and make Participant Investments in the Plan.

       (e) A Participant will not earn Vesting Service during a period in which the Participant suspends Participant
             Investments to the Plan.

9.06   Effect of Withdrawals.

       (a)   If a Participant withdraws 100% of the Participant's
             Investments and earnings thereon, the Participant does not lose any prior Vesting Service when reenrolled.

       (b) If a vested Participant withdraws 100% of the Parti-cipant's Investments, Company Contributions and earnings thereon, the Participant will be immediately vested when reenrolled.

9.07   Effect of Termination.

       (a) An eligible Employee who (i) earns Vesting Service from the date of employment to the first available Enrollment Date, (ii) declines enrollment, (iii) terminates, and (iv) returns to covered employment will be treated as a new Employee.

       (b) If a non-vested Participant terminates and is reemployed within 12 months, the Participant's prior Vesting Service will be restored immediately upon reenrollment. The
             Participant also will receive vesting service for the period between termination and reemployment.

       (c) If a non-vested Participant terminates and is reemployed after 12 months, the Participant's prior Vesting Service will be restored when the Participant reenrolls for active membership in the Plan.

       (d) If a non-vested Participant terminates during layoff or leave of absence of 12 months or less and returns within 12 months of the first day of layoff, the period from the date of termination until the date of reemployment will be counted toward Vesting Service.

       (e) If a vested Participant is terminated and reemployed, the Participant is immediately vested when reenrolled.

9.08 Effect of Layoff Approved Leave of Absence. Vesting service will be counted during a period of layoff approved leave of absence (as layoff approved leave of absence is defined in Agway, Inc. Personnel Policy No. 700).

9.09   Vesting Schedule Amendments.

       (a) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this subsection, a Plan amendment that has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. In the case of an Employee who is a Participant on (i) the date an amend-ment changing the vesting schedule is adopted or (ii) if later, the date the amendment is effective, the vested percentage of an account balance (determined as of the applicable date) shall not be less than the percentage calculated under the terms of the Plan without regard to the amendment.

       (b) If the Plan's vesting schedule is amended, or the Plan is amended in any way that, directly or indirectly, adversely affects the computation of a Participant's nonforfeitable percentage in any Company Contributions, a Participant who is an Employee with at least three years of vesting service may elect to have the nonforfeitable percentage of his Company Contributions determined without regard to the amendment. For Participants who do not have at least one Hour of Service in a Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five years of vesting service" for "three years of vesting service."

       (c)   A Participant's right to make an election under subsection
             (b) above shall be governed by the following:

                  (i) the Administration Committee shall pro-vide each affected Participant with written notice and an election form regarding his right to elect to remain under the former vesting schedule.

                 (ii) The election period shall begin with the date the amendment is adopted (or deemed to be made) and shall end on the date which is the latest of: (A) 60 days after the date the amendment is adopted; (B) 60 days after the date the amendment be-comes effective; or (C) 60 days after the date the notice described in subsection (i) above is issued by the Administration Committee.

                (iii) A Participant who does not timely file a properly completed election form shall be subject to the amended vesting schedule.

9.10       Accelerated Vesting.  Notwithstanding the foregoing of this
           Section 9, a Participant shall by fully vested in his account attributable to Company Contributions if the Participant terminates employment with the Company for any of the following reasons:

           (a) the Participant's early or normal retirement under the Employees' Retirement Plan of Agway, Inc.;

           (b)     the Participant's Job Disability;

           (c) the elimination of the Participant's employment position with the Company, which shall be deemed to have occurred when no layoff leave of absence is involved and no recall or replacement is contem-plated;

           (d) the permanent shutdown of the Company facility or operation in which the Participant was employed; or

           (e)     the Participant's death.


Section 10 - Withdrawal or Suspension of Participants' Investments and
- ----------------------------------------------------------------------
             Company Contributions While Employed
             ------------------------------------

10.01 Withdrawals of Rollover and Transferred Investments. A Participant may at any time withdraw a portion, or all, stated in a fixed amount, as elected by the Participant, but not less than $200 unless the balance is less than that amount, of the total value of his Rollover Investments and/or Transferred Investments, if any.

10.02 Withdrawals by Non-Vested Participant. A non-vested Participant may, while employed, withdraw all, but not part of, his Additional Contributions and After-Tax Investments and all earnings thereon, if any. The Partici-pant shall not be allowed to make Additional Contributions or After-Tax Investments until six months from the Enrollment Date next following the withdrawal. Should the Participant not have a Pre-Tax Investment account in the Plan at the time of the withdrawal, the Participant shall forfeit the total value of his Company Contributions, subject to the repayment provisions of Section 10.06.

10.03 Withdrawals by Vested Participants. A vested Participant may, while employed, withdraw:

            (a) A portion or all of his pre-1987 Additional Contri-butions and/or After-Tax Investments and in such event shall not be permitted to make Additional Contributions or After-Tax Investments to the Plan until six months (three months for withdrawals made before January 1, 1993) from the next En-rollment Date, provided, however, that the mini-mum withdrawal under this paragraph (a) shall be $200 or his pre-1987 Additional Contributions and After-Tax Investments without earnings thereon, if less;

            (b) Any such Participant who has withdrawn all of his pre-1987 Additional Contributions and After-Tax Investments, may then withdraw a portion or all of his post-1986 Additional Contributions and/or After-Tax Investments and the earnings thereon, and in such event shall not be permitted to make Additional Contributions or After-Tax Investments to the Plan until six months (three months for withdrawals made before January 1, 1993) from the next Enrollment Date, provided, however, that the minimum withdrawal at any one time under this paragraph (b) and paragraph (a) shall be $200 or his post-1986 Additional Contributions and After-Tax Investments and earnings thereon, if less;

            (c) Any Participant who has withdrawn all of his Addi-tional Contributions and After-Tax Investments under paragraphs (a) and (b) and the earnings on the post-1986 Additional Contributions and After-Tax Investments under paragraph (b), may then withdraw a portion or all of the earnings on his pre-1987 Additional Contributions and After-Tax Investments, and in such event shall not be permit-ted to make Additional Contributions or After-Tax Investments to the Plan until six months (12 months for withdrawals made before January 1, 1993) from the next Enrollment Date, provided, however, that the minimum withdrawal at any time under this paragraph (c) and paragraphs (a) and (b) shall be $200 or the earnings on his pre-1987 Additional Contributions and After-Tax Investments, if less;

            (d) Any Participant who has withdrawn all of his Addi-tional Contributions and After-Tax Investments and the earnings thereon under paragraphs (a), (b), and
                   (c), may then withdraw 100% of his vested interest in the Company Security Fund represented by Company Contributions and in such event shall receive all earnings thereon and shall not be per-mitted to elect to make Additional Contributions, After-Tax Investments, Pre-Tax Investments, or Additional Investments to the Plan until 12 months from the next Enrollment Date, and shall not be eligible to withdraw any amount from the Plan under Section 10.02 and this Section 10.03 until 12 months from the Enrollment Date on which he again is eligible to make Additional Contributions, After-Tax Investments, Pre-Tax Investments, and Additional Investments to the Plan.

10.04       Withdrawals After Age 59.5.  Effective as of July 1,
            1987, a Participant who has attained age 59.5 as of the effective date of any withdrawal may without penalty at any time as may be permitted by the Administration
            Committee under rules uniformly applicable to all Partici-pants similarly situated, elect to withdraw a portion or all, stated in a fixed amount, as elected by the Participant, but not less than $200, or the total value, if less, of the sum of his Pre-Tax Investments and Additional Investments and all earnings thereon.

10.05       Hardship Withdrawals.

            (a) A Participant who has withdrawn the total amount available for withdrawal under Sections 10.01 through 10.04 may elect to withdraw all or part of his Pre-Tax Investments and Additional Investments and earnings thereon upon furnishing proof of financial hardship satisfactory to the Administration Committee. The amount to be withdrawn shall not exceed the amount required to meet the immediate and heavy financial need created by the hardship and not reasonably available from other resources of the Participant, as determined by the Adminis-tration Committee.

            (b) Immediate and Heavy Financial Need: The Ad-ministration Committee shall authorize a withdraw-al under this Section only if the Administration Committee determines that the Participant has an immediate and heavy financial need for the with-drawal. The Administration Committee shall make this determination on the basis of all relevant facts and circumstances in each case.

            (c) Necessity for Distribution: The Administration Committee shall authorize a withdrawal under this Section, only if the Administration Committee determines that the amount is necessary to relieve the Participant's immediate and heavy financial need, and that the need cannot be satisfied from other sources that are reasonably available to the Participant. The Administration Committee shall make this determination on the basis of all relevant facts and circumstances in each case. In general, a withdrawal will be treated as necessary to satisfy the Participant's need if the Administration Com-mittee reasonably relies on the Participant's written statement that his need cannot be relieved:

                  (i) Through reimbursement or compensation by insurance or otherwise;

                 (ii) By a reasonable liquidation of his assets that would not itself cause an immediate and heavy financial need;

                (iii) By cessation of Participant Investments to the Plan; or

                 (iv) By other distributions or nontaxable (at the time of the loan) loans from this Plan, any other plans of the Company, plans of anoth-er employer, or commercial sources on reasonable commercial terms.

            For purposes of this subsection, the Participant's resources shall be deemed to include assets of his spouse and minor children that are reasonably available to him. In this regard, property held for a child under an irrevocable trust or under the Uniform Gifts to Minors Act shall not be treated as a resource of the Participant.

            (d) Effective as of July 1, 1989, a Participant receiving a hardship withdrawal may only withdraw that portion of his Pre-Tax Investment and Additional Investment accounts attributable to Pre-Tax Invest-ments and Additional Investments made on his behalf and pre-1989 earnings thereon. Participants receiving hardship withdrawals may not withdraw earnings on Pre-Tax Investments or Additional Investments credited after December 31, 1988.

            (e) Procedures: The Administration Committee shall require the Participant to certify compliance with the preceding requirements before authorizing a hardship withdrawal, and shall determine whether to allow a withdrawal in a uniform and nondis-criminatory manner for all Participants. Further, notwithstanding any provisions of this Section, all determinations shall be made in accordance with Treasury regulation Section 1.401(k)-1(d), and any further guidance regarding hardship distributions that is promulgated by the Internal Revenue Ser-vice.

10.06 Restoration of Forfeitures. A non-vested Participant who forfeits Company Contributions as a result of a withdrawal of his After-Tax Investments and all earnings thereon (as provided in Section 10.02) may repay to the Plan the value of his After-Tax Investments received, and upon such repayment, the amount of his non-vested interest in the Company Security Fund previously forfeited shall be restored to his account; provided, that a Participant shall not be allowed to make such repayment after the fifth anniversary of the date of withdrawal under Section 10.02 or the date twelve months (five years, effective July 1, 1985) following his Severance from Service Date, which-ever occurs first.

10.07 Notification Requirement. Except as provided in Sec-tion 10.05, Participants may request withdrawals pursuant to this Section 10 by providing the Administration Com-mittee with Notification. Amounts withdrawn shall be distributed in accordance with Section 13.03.


Section 11 - Loans to Participants
- ----------------------------------

11.01 Authorization. The Trustee is authorized by the Company to establish a loan program in accordance with Section 408(b)(1) of the Employee Retirement Income Security Act. The loan program shall be administered by the Administration Committee, which has adopted separate procedures to implement the loan program.

11.02 Application Requirement. The Administration Committee may direct the Trustee to make a loan in accordance with the provisions of this Section, only upon the written application of a Participant. Loan applications may be obtained pursuant to the loan program procedures. Action by the Administration Committee in approving or denying a loan application shall be final.

11.03 Criteria for Approval. The Administration Committee shall approve or disapprove a loan application in accor-dance with the following principles:

            (a) Loans shall be available to all Participants on a reasonably equivalent basis. In applying this requirement:

                  (i)      Loans shall be made available without
                           regard to the Participant's race, color, religion, sex, age, national origin, or disability; and

                 (ii) Consideration shall be given only to those factors that would be considered in a normal commercial setting by an entity in the business of making similar loans, including the Participant's financial need and creditworthiness.

            (b) Loans shall not be made available to Participants who are Highly Compensated Employees in an amount (when expressed as a percentage of the vested amount in their account) greater than the amount made available to other Participants (also expressed as a percentage of the vested amount in their account).

            (c)    Loans shall bear a reasonable rate of interest.

            (d) Loans shall be adequately secured, provided that not more than 50 percent of the Participant's vested benefit under the Plan may be used as security for a loan.

            (e) Loans shall be made only in accordance with the terms of this Section and the terms of the loan program procedures adopted by the Administration Committee.

11.04 Maximum Loan. The amount of any loan to a Participant (when added to the outstanding balance of all other loans from the Plan to the Participant whether made on, before or after August 13, 1982) may not exceed, at any time, the lesser of:

            (a) $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans during the 12-month period ending on the day before the date on which the loan was made, over (ii) the outstanding balance of loans from the Plan on the date on which the loan is made; or

            (b) 50 percent of the Participant's vested accrued benefit. For purposes of this limitation, all loans from all plans of the Company and any Subsidiary or Affiliate are aggregated.

11.05 Minimum Loan. Subject to Section 11.04, the minimum amount of any loan to a Participant shall be $500. Loans in excess of $500 shall be made in increments of $100.

Section 12 - Withdrawal of Participants' Investments & Company
- --------------------------------------------------------------
             Contributions Upon Termination of Employment
             --------------------------------------------

12.01       Single Sum Payment.

            (a)    To the Participant.  Subject to the provisions of
                   Section 12.03, a Participant whose employment with the Company terminates may elect to receive, in a single payment, his entire vested interest in the funds represented by his Investments and earnings thereon and Company Contributions and earnings thereon. Such payment shall be made to the Participant in the calendar month following the Participant's termination and the Administration Committee's receipt of Notification.

            (b) Effect of Participant's Death After Election. In the event of the death of a Participant who has request-ed and is eligible to receive a single payment under
                   Section 12.01(a) prior to receipt of such single payment, his entire interest shall be paid in a single payment to the designated beneficiary, or if no beneficiary has been designated or survives the Participant, or if the designation is ineffective, to the Participant's estate.

12.02       Installment Payments Following Retirement.

            (a)    To the Participant.  Subject to the provisions of
                   Section 12.03, a Participant whose employment terminates by reason of Retirement may elect, by providing the Administration Committee with Notification, to receive his entire interest in annual installments commencing in the calendar month following Administration Committee receipt of Notification over a 5 or 10 year period (at his election), or effective January 1, 1993, in annual or monthly installments over a 5, 10, 15 or 20 year period (at his election), in accordance with the terms of a trust agreement to be entered into by the Company in conjunction with the Plan under the provisions of Section 14, provided that (i) the installment period elected may not be greater than the life expectancy of the Participant as determined under Code Section 72, and (ii) the installment period (once elected) may be changed only once, provided the change is to extend the installment period, (iii) the frequency of installments (i.e., annual or monthly), once elected, may be changed only once, and (iv) any installment selected must provide for installments of at least $50.

            (b) Effect of the Participant's Death After Election. If a Participant who has elected to receive installment payments pursuant to Section 12.02(a) shall die prior to receiving all installments, any amounts remaining shall be paid in a lump sum to the Participant's designated beneficiary or, if no beneficiary has been designated or survives the Participant, or if the beneficiary designation is ineffective, to the Participant's estate; provided, however, that if the designated beneficiary is the Participant's spouse and the distribution is made in installment payments, the surviving spouse may elect to continue installments elected by the Partici-pant during the Participant's life.

12.03       Cash-Outs, Forfeitures and Repayments.

            (a) Cash-Out of Small Benefits. A Participant whose employment terminates for any reason shall receive his entire interest in the Plan represented by his Investments and earnings thereon and Company Contributions and earnings thereon in a single sum, if the Participant has a vested balance not in excess of $3,500 in all his Plan accounts at the time of his termination of employment.

            (b) Forfeitures and Repayments. Following a non-vested Participant's termination of employment, Company Contributions and earnings thereon shall be forfeited. In the event a former non-vested Participant again becomes employed by the Compa-ny, a Subsidiary or an Affiliate within twelve months of his Severance from Service Date (five years, effective July 1, 1985) and if he shall repay the entire amount attributable to his Regular Invest-ments received, he shall have the amount of Com-pany Contributions and earnings thereon which were previously forfeited restored to his account. Effective July 1, 1989, repayment of amounts distributed upon the termination of service of a non-vested Participant must be made within 5 years after the date of the Participant's subsequent employment in order to have the forfeited amounts restored to the Participant's account in the Company Security Fund. Effective July 1, 1985, if such non-vested Participant's period of absence resulted from Paternal Leave, the first year of such ab-sence, measured from his Severance from Service
                   Date, shall not be considered in determining the five year period in the first sentence of this para-graph. Any repayment attributable to a distribution of a Participant's Pre-Tax Investments shall be considered as After-Tax Investments for purposes of the Plan.

12.04  Random, Non-Periodic Withdrawals.

            (a) To the Participant. Effective January 1, 1993, a Participant may, if he has a vested balance of more than $3,500 in all his Plan accounts at the time of termination of employment, elect random, non-periodic withdrawals subject to the requirements of this subsection (a). The Participant may receive a specific dollar amount, upon written request, once during a calendar year. Withdrawals may not be for less than $1,000 (or the Participant's entire Plan interest, if less) and shall be distributed from the Participant's Investment Funds following the same withdrawal priority sequence as is described in Section 10.03. Payments of random non-period-ic withdrawals shall be made in the calendar month following the Administration Committee's receipt of Notification.

            (b) Effect of Participant's Death Following Election. In the event of the death of such a Participant before receipt of all the payment(s) described in subsection 12.04(a), remaining amounts shall be paid in a single payment to the designated benefi-ciary, or if no beneficiary has been designated or survives the Participant, or if the designation is ineffective, to the Participant's estate; provided, however, that, if the designated beneficiary is the Participant's spouse, the surviving spouse may elect to make random non-periodic withdrawals pursuant to this Section 12.04.

12.05 Effect of Plan Termination or Sale of Company. Pre-Tax Investments and Additional Investments may be distributed in a single sum in the event of (a) the termination of the Plan without establishment of a successor plan, (b) the sale by the Company of substantially all of its assets to an unrelated corporation, or (c) the sale of a subsidiary of the Company to an unrelated entity or individual; provided that, in the case of a sale described in (b) or (c), the buyer does not maintain the Plan, the Participant continues employment with the buyer, and the distribution is made in connection with the disposition of assets or the subsid-iary. Such distribution will be in an amount equal to the Participant's entire interest in the Plan. In the event the Participant's entire interest in the Plan exceeds $3,500, the distribution will not be made without the consent of the Participant.

12.06 Effect of Participant's Death Prior to Election. In the event of the death of a Participant prior to the Administra-tion Committee's receipt of the Participant's election of a form of payment provided in this Section 12, the Partici-pant's Plan benefit shall be paid in a single payment to the Participant's designated beneficiary, or if no beneficiary has been designated or survives the Participant, or if the designation is ineffective, to the Participant's estate; provided, however, that, if the Participant's designated beneficiary is the Participant's spouse, the surviving spouse may elect any form of payment under this Section 12 that was available to the Participant as of the date the Partici-pant's employment terminated.

12.07       Required Beginning Date.  Notwithstanding any contrary
            Plan provision, the entire interest of a Participant must be distributed, or begin to be distributed, no later than the Participant's required beginning date, as defined below.

            (a) For a Participant who attains age 70-1/2 on or after January 1, 1988, the required beginning date is April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, with the following exception. For a Participant who attains age 70-1/2 during 1988 and has not retired as of January 1, 1989, the required begin-ning date is April 1, 1990.

            (b) For a Participant who attains age 70-1/2 before January 1, 1988, the required beginning date shall be determined as follows:

                  (i) For a Participant who is not a five percent owner of the Company, the required be-ginning date is April 1 of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                 (ii) For a Participant who is a five percent owner of the Company during any year beginning after December 31, 1979, the required beginning date is April 1 follow-ing the later of: (A) the calendar year in which the Participant attains age 70-1/2, or
                           (B) the earlier of the calendar year with or within which ends the plan Year in which the Participant becomes a five percent owner, or the calendar year in which the Participant retires.

            For purposes of this Section, a Participant shall be treated as a five percent owner if he is a five percent owner at any time during the Plan Year ending with or within the calendar year in which he attains age 66-1/2 or any subsequent Plan Year. Once distributions have begun to a five percent owner, they must continue even if the Participant ceases to be a five percent owner in a subse-quent year.

12.08 Eligible Rollover Distributions. This Section 12.08 applies to distributions made on or after January 1, 1993. Not-withstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administration Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

            (a) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated benefi-ciary, or for a specified period of ten years or more; any distribution to the extent such distribu-tion is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized apprecia-tion with respect to employer securities).

            (b) An eligible retirement plan is an individual retire-ment account described in Section 408(a) of the Code, an individual retirement annuity described in
                   Section 408(b) of the Code, an annuity plan de-scribed in Section 403(a) of the Code, or a quali-fied trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse of a Participant, an eligible retirement plan is an indi-vidual retirement account or individual retirement annuity.

            (c) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

            (d) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

12.09 Beneficiary Designations. A Participant's beneficiary shall be the person or persons designated by the Participant as the beneficiary on the form provided by and filed with the Administration Committee. The written designation of beneficiary filed with the Administration Committee may be changed or revoked by the sole action of the Participant provided such change or revocation is filed with the Administration Committee in writing on a form to be provided by it. Upon the death of a Participant, the assets in his accounts with respect to which such designation is valid and enforceable shall be distributed in accordance with the Plan to the beneficiary or beneficiaries designated. If no beneficiary survives the Participant, or if the benefi-ciary designation is ineffective, the assets in the Partici-pant's accounts shall be distributed to the Participant's estate. Notwithstanding the foregoing, effective August
            23, 1984, the beneficiary of a married Participant shall be deemed to be the Participant's spouse, unless a written designation of another beneficiary is filed with the Admin-istration Committee together with Spousal Consent thereto.

12.10 Payments on Behalf of Participants. In the event that the Administration Committee shall find that a Participant or any other person entitled to any payment under the Plan is unable to care for his affairs because of illness or accident or any other reason, any such payments due may, unless claim shall have been made therefor by a duly appointed guardian, conservator, committee, or other legal represen-tative, be paid by the Administration Committee to the spouse, child, parent, or other blood relative or to any person deemed by the Administration Committee to have incurred expenses for such Participant or other person entitled to payments under the Plan, and any such payment so made by the Administration Committee shall be a complete discharge of the liabilities of the Plan therefor.


Section 13 - Disbursements From Funds
- -------------------------------------

13.01 Company Security Fund. Disbursements from the Compa-ny Security Fund shall be made in money by check. The amount to be distributed shall be determined on the Valuation Date coinciding with or next preceding the date of disbursement. A Participant may, with respect to securities allocated to the Company Security Fund prior to July 1, 1993, elect to receive in lieu of all cash a specified number of such securities in the fund. The specified number of such securities shall not be greater than the number of full shares of stock or the number of bonds which could be purchased at the Current Market Value by the total amount of cash both determined on the Valuation
            Date coinciding with or next preceding the date of dis-bursement. The amount, if any, by which such total amount of cash exceeds the total Current Market Value of the specified number of securities shall be distributed in money by check to the Participant.

13.02 Stock, Bond and Cash Funds. Disbursements from the Stock Fund, Bond Fund and Cash Fund shall be made in money by check. The amount to be distributed shall be determined on the Valuation Date coinciding with or next preceding the date of disbursement.

13.03 Time of Distribution. Where withdrawal of contributions is requested by the Participant, such withdrawal shall be paid as soon as administratively feasible after the close of the calendar month in which the request is made; provided, however, that the Administration Committee receives Notification and provided that no Compensation deduction is made following the calendar month in which the request is made.


Section 14 - Trust Fund
- -----------------------

14.01       Appointment of Trustees; Execution of Trust Agreements.
            The Board of Directors of the Company shall appoint one or more individuals and/or corporations to act as Trustee under the Plan, and at any time may remove and appoint a successor to any such person or corporation. The
            Company may, without reference to any Participant or other party in interest, enter into such trust agreement with the Trustee and make such amendments to such trust agreement or such further agreements as the Company in its sole discretion may deem necessary or desirable to carry out the Plan.

14.02 Investments by the Trustee. The Trustee shall invest Participants' Investments and Company Contributions paid to it and earnings thereon in accordance with the trust agreement or agreements. The securities acquired and any uninvested cash shall be held by the Trustee.


Section 15 - Administration
- ---------------------------

15.01 Administration Committee. The responsibility for carrying out all phases of the administration of the Plan, except those phases connected with the management of assets, shall be placed with the Administration Committee, which shall consist of not less than four persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. The Board of Direc-tors may also designate alternate members to act in the absence of the regular members. The General Manager of Agway, Inc. shall designate a Chairman of the Administra-tion Committee from among the regular members and such members shall elect a Secretary who may be, but need not be, one of the members of the Administration Committee.
            Any member of the Administration Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Administration Committee


15.02 Investment Committee. The responsibility for the manage-ment of the assets of the Plan shall be placed with the Investment Committee, which shall consist of not less than four persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Direc-tors. The Board of Directors may also designate alternate members to act in the absence of the regular members.
            The General Manager of Agway, Inc. shall designate a Chairman of the Investment Committee from among the regular members and such members shall elect a Secretary who may be, but need not be, one of the members of the Investment Committee. Any member of the Investment Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Invest-ment Committee.

15.03 Named Fiduciaries. The Administration Committee and the Investment Committee (hereinafter collectively referred to as the "Committees"), and the Board of Directors are designated as named fiduciaries within the meaning of
            Section 402(a) of the Employee Retirement Income
            Security Act.

15.04 Committee Action and Compensation. The Committees shall hold meetings upon such notice, at such place or places, and at such time or times as each may respectively determine. The action of at least a majority of the mem-bers, or alternate members, or a committee expressed from time to time by a vote at a meeting or in writing without a meeting, shall constitute the action of that Committee and shall have the same effect for all purposes as if assented to by all members of such Committee at the time in office.

            No member of either Committee shall receive any compen-sation for his service as such. However, Committee members may be reimbursed for any expenses incurred by them in the performance of their responsibilities to the extent that such reimbursement is permitted by law.

15.05 Committee Authority and Delegation. Each Committee may authorize one or more of its number or any agent to execute or deliver any instrument or make any payment on its behalf; may retain counsel, employ agents and such clerical, accounting and actuarial services as it may require in carrying out the provisions of the Plan for which it has responsibility; may allocate among its members or to other persons, including Employees, all or such portion of its duties hereunder as it, in its sole discretion, shall decide.

15.06       Asset Management Authority of Investment Committee.
            The Investment Committee shall be responsible for manag-ing the assets under the Plan. If it deems such actions to be advisable, the Committee, subject to the provisions of the trust instruments adopted for use in implementing the Plan pursuant to Section 14.01 hereof may

            (a) provide direction to the Trustees including there-under, but not by way of limitation, the direction of investment of all or part of the Plan assets and the establishment of investment criteria, and

            (b) appoint and provide for use of investment advisors and investment managers. In discharging its responsibility, the Investment Committee shall evaluate and monitor the investment performance of the Trustees and investment managers, if any.

15.07       Discretionary Authority of Administration Committee.

            (a) Notwithstanding any other provision in the Plan, and to the full extent permitted by the Employee Retirement Income Security Act and the Code, the Administration Committee shall have exclusive authority and discretion to construe any uncertain or disputed term or provision in the Plan, includ-ing, but not limited to, the following:

                  (i)      determining whether any individual is
                           eligible for benefits under this Plan;

                 (ii) determining the amount of benefits, if any, an individual is entitled to under this Plan;

                (iii)      interpreting all the provisions of this Plan;
                           and

                 (iv)      interpreting all the terms used in this Plan.

            (b) The Administration Committee's exercise of discre-tionary authority to construe the terms of the Plan, and all its determinations and interpretations, shall:

                  (i) be binding upon any individual claiming benefits under this Plan, including, but not limited to, an employee, former employee, the estate of an employee or former em-ployee, any beneficiary of an employee or former employee, and any alternate payee;

                 (ii) be given deference in all courts of law to the greatest extent allowable by applicable law; and
                (iii) not be overturned or set aside by any court of law unless found to be arbitrary and capricious, or made in bad faith.

            (c) If the discretionary authority in this section is exercised with respect to an individual who is a member of the Administration Committee, the authority shall be exercised solely and exclusively by the other members.

            (d) Any discretionary actions of the Administration Committee or Board of Directors shall be taken in a manner that does not discriminate in favor of Highly Compensated Employees.

15.08 Standard of Committee Conduct. The members of the Committees shall use that degree of care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims in accordance with the documents and instruments governing the Plan and Title I of the Employee Retirement Income Security Act.

15.09       Claims Procedures.

            (a) Any claim for benefits by a Participant or benefi-ciary shall be made in writing to the Administration Committee. In this Section, Participants and beneficiaries are referred to collectively as claim-ants.

            (b) If the Administration Committee denies a claim in whole or in part, it shall send the claimant a writ-ten notice of the denial within 90 days after the date it receives a claim, unless it needs additional time to make its decision. In that case, the Admin-istration Committee may authorize an extension of up to an additional 90 days, if it notifies the claim-ant of the extension within the initial 90-day peri-od. The extension notice shall state the reasons for the extension and the expected decision date.

            (c) A denial notice shall be written in a manner calcu-lated to be understood by the claimant and shall contain:

                  (i)      The specific reason or reasons for the
                           denial of the claim;

                 (ii) Specific reference to pertinent Plan provi-sions upon which the denial is based;

                (iii) A description of any additional material or information necessary to perfect the claim, with an explanation of why the material or information is necessary; and


                 (iv)      An explanation of the review procedures
                           provided below.

            (d) Within 60 days after the claimant receives a denial notice, he may file a request for review with the Administration Committee. Any such request must be made in writing.

            (e) A claimant who timely requests review shall have the right to review documents affecting his claim, to submit additional information or written com-ments, and to be represented.

            (f) The Administration Committee shall send the claimant a written decision on any request for review within 60 days after the date it receives a request for review, unless an extension of time is needed, due to special circumstances. In that case, the Administration Committee may authorize an extension of up to an additional 60 days, provided it notifies the claimant of the extension within the initial 60-day period.

            (g) The review decision shall be written in a manner calculated to be understood by the claimant and shall contain:

                  (i)      The specific reason or reasons for the
                           decision; and

                 (ii) Specific reference to the pertinent Plan provisions upon which the decision is based.

            (h) If the Administration Committee does not send the claimant a review decision within the applicable time period, the claim shall be deemed denied on review.

                  (i) The review decision (including a deemed decision) shall be the final decision of the Plan.


Section 16 - General Provisions
- -------------------------------

16.01 Exclusive Benefit. No part of the Trust Funds shall be used for or diverted for purposes other than for the exclusive benefit of Participants or their beneficiaries.

16.02 Account Statements. As soon as practicable after the close of each Plan Year, the Trustee shall cause to be sent to each Participant a written statement of his account.

16.03       Application of Forfeitures.  Shares in the Company
            Security Fund, which have been forfeited, shall be applied to reduce subsequent Company Contributions required under the Plan, by, or in respect of, the employer of the Employee whose interest in the fund has been forfeited, at the Current Market Value on the next Valuation Date or, if the Plan should be terminated, any amount not previous-ly so applied shall be credited on a pro rata basis to the account of all Participants in the Company Security Fund at the time of such termination attributable to his Regular Investments, if any, and Company Contributions. Any forfeitures which are to be restored to the account of a Participant pursuant to Section 10.06 or Section 12.03 shall be deducted from the amount of forfeitures otherwise available to reduce Company Contributions under this
            Section 16.03.

16.04 No Alienation or Assignment. No right or interest of any Participant in the Plan, or in his account, shall be assign-able or transferable, or subject to any lien, in whole or in part, either directly or by operation of law, or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner, and no right or interest of any participant in the Plan or in his account shall be liable for, or be subject to, any obligation or liability of such Participant. Notwith-standing the foregoing, payment shall be made in accor-dance with the provisions of a "qualified domestic relations order," as provided in Section 17.

16.05 Risk Assumed by Participant. Each Participant assumes all risk connected with any decrease in the market price of any securities in the respective Investment Funds, and such funds shall be the sole source of payments to be made under this Plan. Further, Participants who request access to the telephone instruction ("voice mail") system for the Plan shall be responsible for maintaining the confidentiality of their "personal identification numbers" by which Participants gain access to account information and initiate Plan transactions.

16.06 Plan Amendment or Termination. The Company reserves the right to amend, modify, suspend, or terminate the Plan, provided no amendment, modification, suspension, or termination of the Plan shall have the effect of provid-ing that the funds held in trust by the Trustee or the earnings thereof may be used for or devoted to purposes other than the Plan. In addition, and subject to the foregoing limitation, the Administration Committee shall have the authority to amend the Plan (a) to comply with changes required by law, or (b) to make any other change to the Plan, provided that any such change has no adverse financial impact on the Company and no adverse impact on the rights of Participants. In case the Plan is terminated or in the event of a partial termination or a discontinuance of Company Contributions having the effect of such termina-tion, the interest of each Participant, so affected, in the Company Security Fund shall vest immediately.

16.07 Plan Expenses. Brokerage commissions, investment manager fees, transfer taxes and other charges and expenses in connection with the purchase or sale of securities shall be added to the cost of such securities or deducted from the proceeds therefrom as the case may be. All other costs and expenses incurred in administering the Plan shall be paid by the Company; provided, however, that, effec-tive July 1, 1991, all expenses of administration of the Plan may be paid out of the funds held in trust by the Trustee or the earnings thereof unless paid by the Company. Such expenses shall include any expenses incident to the functioning of the Committees, including, but not limited to, fees for accountants, actuaries, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Plan. However, the Company may reimburse the Plan for any administration expense incurred. Any administration expense paid to the Plan as a reimbursement shall not be considered a Company Contribution.

16.08 Effect of Plan on Employment Rights. The establishment of the Plan shall not be construed as conferring any legal rights upon any Employee or any person for a continuation of employment nor shall it interfere with the rights of the Company to discharge any Participant and to treat him without regard to the effect which such treatment might have upon him as a Participant.

16.09 Participant Information. Each Participant shall be required to furnish the Administration Committee with such infor-mation and data as may be considered necessary by the Administration Committee for the proper administration of the Plan. Evidence and data submitted in connection with the retirement program of the Company may be accepted and used by the Administration Committee under the Plan.

16.10 Plan Merger, Consolidation or Transfer. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Participant or beneficiary would if the resulting plan were then terminated receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.


Section 17 - Qualified Domestic Relations Orders
- ------------------------------------------------

17.01 General. Notwithstanding the restriction against alienation and assignment stated in Section 16.04, the Administration Committee shall comply with the terms of any Qualified Domestic Relations Order.

            (a) For purposes of this Plan, a "Qualified Domestic Relations Order" means a Domestic Relations
                   Order that creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alter-nate Payee the right to, receive all or a portion of the benefits that would otherwise be payable with respect to a Participant under the Plan.

            (b) For purposes of this Plan, a "Domestic Relations Order" shall mean any judgment, decree or order (including approval of a property settlement agree-ment) which: (i) relates to the provision of child support, alimony payments or marital property rights to a spouse, child or other dependant of a Participant; and (ii) is made pursuant to a state domestic relations law (including a community property law).

            (c) For purposes of this Plan, the term "Alternate Payee" shall mean any spouse, former spouse, child or other dependant of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

17.02       Required Provisions.  A Domestic Relations Order is a
            Qualified Domestic Relations Order only if it clearly specifies:

            (a) The name and the last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

            (b) The amount or percentage of the Participant's benefits the Plan shall pay to each Alternate Payee, or the manner in which the amount or percentage is to be determined;

            (c) The number of payments or period to which the order applies; and

            (d)    Each Plan to which the order applies.

            Notwithstanding the preceding provisions, a Domestic
            Relations Order that does not provide the specified address information can be a Qualified Domestic Relations order, if the Administration Committee has the necessary infor-mation from other sources.

17.03 Prohibited Provisions. A Domestic Relations Order is a Qualified Domestic Relations order only if it:

            (a) Does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, except as stated in Section
                   17.04 below;

            (b) Does not require the Plan to provide increased benefits determined on the basis of actuarial value; and

            (c) Does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under an order previously determined to be a Qualified Domestic Relations Order.

17.04       Payments after Earliest Retirement Age.

            (a) A Domestic Relations order shall not be treated as failing to meet the requirements of Section 17.03-
                   (a), solely because the order requires payment to an Alternate Payee:

                  (i) In the case of any payment before a Partic-ipant has separated from service, on or after the date on which the Participant attains (or would have attained) the "earli-est retirement age" as defined in subsection
                           (b) below;

                 (ii) As if the Participant had retired on the date on which payment is to begin under the order; and

                (iii) In any form in which benefits may be paid under the Plan to the Participant.

            (b) For purposes of this Section, the term "earliest retirement age" means the earlier of:

                  (i) The date on which the Participant is enti-tled to a distribution under the Plan; or

                 (ii) The later of: (A) the date the Participant attains age 50; or (B) the earliest date on which the Participant could receive Plan benefits if he had separated from service with the Company.

17.05       Plan Procedures.

            (a) The Administration Committee shall apply the procedures in this Section, and may adopt addition-al appropriate procedures, to determine the quali-fied status of Domestic Relations Orders it receives and to administer distributions under Qualified Domestic Relations Orders.

            (b) The Administration Committee shall promptly notify the Participant and each Alternate Payee of the receipt of the Domestic Relations Order, and provide them with copies of the procedures the Plan will use in determining the qualified status of the order. If addresses are not specified in the order, the Administration Committee shall send notices to the last known addresses of these parties. The Participant and any Alternate Payee may desig-nate a representative to receive copies of future communications from the Administration Commit-tee regarding the order, by submitting a written request to the Administration Committee.

            (c) Within a reasonable period after receiving a Do-mestic Relations Order, the Administration Com-mittee shall determine whether it is a Qualified Domestic Relations Order and shall notify the Participant, each Alternate Payee and any designat-ed representatives of the determination.

            (d) During the period in which the issue of qualified status is being determined by the Administration Committee, by court of competent jurisdiction or otherwise, the Administration Committee shall separately account for the amounts which would have been payable to the Alternate Payee during the period if the order had been determined to be a Qualified Domestic Relations Order. The sepa-rate accounting is for record keeping and a segre-gation of fund assets is not required. The separate-ly accounted amounts shall be treated in the follow-ing manner:

                  (i) If the Domestic Relations Order (or a modification of it) is determined to be a Qualified Domestic Relations Order within eighteen (18) months of the date on which the first payment would be required to be made under the order, the Administration Committee shall pay the amounts (includ-ing any interest) to the person persons entitled to the payment.

                 (ii) If the Domestic Relations Order is deter-mined not to be a Qualified Domestic Relations Order, or the issue is not re-solved within the eighteen (18) month period specified above, the Administration Committee shall pay the amounts (includ-ing any interest) to the person or persons who would have been entitled to the amounts if there had been no order. In applying this provision, the Administration Committee may delay payments for the full eighteen (18) month period, even if an earlier determination of non-qualified status is made, if the Administration Com-mittee has notice that the parties are at-tempting to remedy the order's deficien-cies.

                (iii) Any determination of qualified status that is made after the close of the eighteen (18) month period shall be applied prospectively only.

Section 18 - Top-Heavy Requirements
- -----------------------------------

18.01       General Rules.

            (a) Notwithstanding any other Plan provisions to the contrary, the Top-Heavy Rules of this Section shall become effective for any Plan Year beginning after December 31, 1983 in which the Plan is a Top-
                   Heavy Plan. The provisions of Code Section 416 are hereby incorporated by reference and control the application of this Section.

            (b) As stated in Section 1 in defining "Compensation", not more than $200,000 of Compensation (as adjusted) is taken into account under the Plan for a Participant, for any Plan Year beginning after December 31, 1988. This $200,000 limitation, without any adjustment, shall also apply for any earlier Plan Year in which the Plan is Top-Heavy.

            (c) As further set forth in this Section (and the Code), the Top-Heavy Rules mean that:

                  (i) Whether the Plan is Top-Heavy, or Super Top-Heavy, shall be determined by finding the Top-Heavy Ratio in accordance with
                           Section 18.02.

                 (ii) If the Plan is Top-Heavy, or Super Top-Heavy, for a Plan Year, Non-Key Employ-ees must receive Minimum Required Con-tributions and the Minimum Vesting Sche-dule in Section 18.03 shall become appli-cable.

                (iii) If the Plan is Super Top-Heavy for a Plan Year, the provisions of Section 18.05 shall apply in determining Maximum Annual Additions under Section 5 if the Employer also maintains a Defined Benefit Plan.

            (d) Notwithstanding the preceding provisions or any other provisions of the Plan, any requirements regarding a Top-Heavy vesting schedule and Minimum Required Contributions shall not apply to Employees covered by a collective bargaining agreement. However, the accounts of these Em-ployees (if any) are considered in determining the Top-Heavy Ratio under Section 18.02.

18.02       Determination of Top-Heaviness.

            (a) Top-Heavy Plan: The Plan shall be considered a Top-Heavy Plan for a Plan Year if the Top-Heavy Ratio exceeds 60 percent, applying the principles in subsection (d) below.

            (b) Super Top-Heavy Plan: The Plan shall be consid-ered a Super Top-Heavy Plan for a Plan Year if the Top-Heavy Ratio exceeds 90 percent, applying the principles in subsection (d) below.

            (c)    Top-Heavy Ratio:

                  (i) If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company has not maintained any defined benefit plan which during the five year period ending on the Determination
                           Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggrega-tion Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five year period ending on the De-termination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five year period ending on the Determination Date(s)), both computed in accordance with

                           Code Section 416. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416.

                 (ii) If the Company maintains one or more defined contribution plans (including any simplified employee pension plan) and the Company maintains or has maintained one or more defined benefit plans which during the five year period ending on the Deter-mination Date(s) has or has had any ac-crued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination
                           Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with subsection (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code Section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-
                           Heavy Ratio are increased for any distribu-tion of an accrued benefit, made in the five year period ending on the Determina-tion Date.

                (iii) For purposes of subsections (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valua-tion date that falls within or ends with the twelve month period ending on the Determination Date, except as provided in Code Section 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a
                           Participant: (i) who is not a Key Employ-ee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the five year period ending on the Determination Date will be disregarded.
                           The calculation of the Top-Heavy Ratio,
                           and the extent to which distributions, and any Rollover or Transferred Investments are taken into account will be made in accordance with Code Section 416. If any deductible employee contributions were made to the Plan, they will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

            The accrued benefit of a Participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company; or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

            (d) The Top-Heavy Ratio shall be determined in accordance with the following principles:

                  (i)      Accounts:  Except as provided below in
                           subsection (viii) below, all of a Partici-pant's accounts are considered in determin-ing the Top-Heavy Ratio.

                 (ii)      Determination Date:  The Top-Heavy
                           Ratio is determined as of the Determina-tion Date, which is the last day of the preceding Plan Year (except for the first Plan Year). For example, if the Top-Heavy Ratio exceeds 60 percent on the last day of the 1989 Plan Year, the Plan is Top-Heavy for the 1990 Plan Year.

                (iii) Valuation Date: Account balances shall be valued as of the most recent Valuation
                           Date during the twelve-month period end-ing on the Determination Date.

                 (iv) Prior Distributions: Amounts in the ac-counts of a Participant include any distri-bution with respect to the Participant dur-ing the five-year period ending on the Determination Date. This includes distri-butions to Beneficiaries and distributions before the 1984 Plan Year when the Top-Heavy Rules became effective.

                  (v)      Key Employee Status:  The determination
                           as to whether an Employee is a Key Em-
                           ployee shall be made in accordance with
                           Code Section 416(i).  If a Key Employee
                           ceases to be a Key Employee but continues to be employed, he will be treated as a non-Key Employee after the last year in which he must be considered a Key Em-ployee under the preceding sentence. As of that date, his accounts will be disregard-ed in computing the numerator and denom-inator of the Top-Heavy Ratio.

                 (vi)      Required Aggregation of Plans:  If the
                           Plan is part of a Required Aggregation
                           Group, the Top-Heavy Ratio must be
                           determined by considering all plans in the group. A Required Aggregation Group consists of all qualified plans of the Com-pany and any Subsidiary or Affiliate that include a Key Employee, plus any other plans that enable a Plan with a Key Em-ployee to satisfy the nondiscrimination rules of Code Sections 401(a)(4) or 410.

                           A.         Except as may otherwise be
                                      allowed under the permissive
                                      aggregation rules in subsection
                                      (vii) below, each plan in a
                                      Required Aggregation Group
                                      shall be considered Top-Heavy
                                      if the Top-Heavy Ratio for the
                                      group exceeds 60 percent.
                                      Conversely, if the Top-Heavy
                                      Ratio is 60 percent or less, no
                                      plan in the Required Aggrega-
                                      tion Group shall be considered
                                      Top-Heavy.

                           B.         The Top-Heavy Ratio is deter-
                                      mined by adding the present
                                      value of the accrued benefits
                                      under all defined benefit plans
                                      and the account balances under
                                      all defined contribution plans in
                                      both the numerator and denomi-
                                      nator of the Top-Heavy Ratio.
                                      If plans have different Determi-
                                      nation Dates, the Determination
                                      Dates within the same calendar
                                      year are used in calculating the
                                      Top-Heavy Ratio.  The present
                                      value of the accrued benefits
                                      under a Defined Benefit Plan
                                      shall be based only on the
                                      interest and mortality rates
                                      specified in that plan.

                (vii) Permissive Aggregation Group: The Company may, but is not required to, determine the Top-Heavy Ratio on the basis of a Permissive Aggregation Group.

                           A.         A Permissive Aggregation
                                      Group consists of all plans in a
                                      Required Aggregation Group,
                                      plus other plans that satisfy the
                                      nondiscrimination requirements
                                      of Code Sections 401(a)(4) and
                                      410, when considered with the
                                      Required Aggregation Group.

                           B.         If the Top-Heavy Ratio for the
                                      Permissive Aggregation Group
                                      is 60 percent or less, no plan in
                                      the group is Top-Heavy.  If the
                                      Top-Heavy Ratio is greater than
                                      60 percent, the Top-Heavy
                                      Rules apply to those plans that
                                      are part of the Required Aggre-
                                      gation Group, but not to the
                                      other plans that were permis-
                                      sively aggregated.

               (viii) Rollover amounts and any plan-to-plan transfer amounts held under this Plan or any other plan, shall be taken into account in determining the Top-Heavy Ratio only if required by the following rules:

                           A.         If a transfer is initiated by the
                                      Employee and made between
                                      plans maintained by different
                                      employers, the transferring plan
                                      continues to count the trans-
                                      ferred amount under the rules
                                      for counting distributions.  The
                                      receiving plan does not count
                                      the amount if accepted after
                                      December 31, 1983, but does
                                      count the amount if accepted
                                      prior to January 1, 1984.

                           B. If the transfer is not initiated by the Employee or if it is made to a plan maintained by the same employer, the transferring plan shall no longer count the amount transferred and the receiving plan shall count the amount transferred.

                           C.         For purposes of this subsection,
                                      the Company, and any Subsid-
                                      iary or Affiliate shall be treated
                                      as the same employer.

18.03       Top-Heavy Vesting Schedule.

            (a) For any Plan Year that the Plan must be considered Top-Heavy, a Participant's vested interest in Company Contributions shall be determined in accordance with the following Minimum Vesting Schedule rather than the vesting schedule in Section
                   9. As an exception, the Participant shall remain under his previous vesting schedule to the extent provided in Section 9.09. Any Minimum Required Contribution described in Section 18.04 (to the extent required to be nonforfeitable under the Minimum Vesting Schedule below) may not be forfeited under Code Sections 411(a)(3)(B) or 411(a)(3)(D).

            (b)    The Minimum Vesting Schedule is:

                   Years of Service                Vested Percentage
                   ----------------                -----------------
                   Less than 3 years                           0%
                   3 years or more                           100%

            (c)    Once applicable for a Plan Year, the Minimum
                   Vesting Schedule applies to Company Contributions accrued before or after the Plan became Top-
                   Heavy.  This includes accruals before the 1984
                   Plan Year when the Top-Heavy Rules became effective. Notwithstanding the preceding sentence:

                  (i)      Accounts of a Participant who does not
                           have an Hour of Service after the Plan
                           becomes Top-Heavy shall not be subject to the Minimum Vesting Schedule; and

                 (ii)      Account balances which were forfeited
                           before the Plan became Top-Heavy do not
                           vest.

            (d) The vesting schedule in Section 9 shall again become applicable for Company Contributions that are made for Plan Years after the Plan ceases to be Top-Heavy. However, if this change in vesting schedule occurs:

                  (i) The vested percentage of a Participant in Company Contributions before the Plan ceased to be Top-Heavy shall not be re-duced; and

                 (ii) Participants described in Section 9.09 shall be given the option to remain under the Minimum Vesting Schedule, even for Plan Years after the Plan is no longer Top-Heavy, in accordance with the procedures described in that Section.

18.04       Minimum Required Contribution.

            (a) In General: If the Plan is Top-Heavy for a Plan Year, each non-Key Employee described in subsec-tion (b) below must receive the Minimum Required Contribution described in subsection (c) below. Further, such a minimum contribution cannot be forfeited under Code Section 411(a)(3)(B) (sus-pension of benefits to rehired retiree) or Code
                   Section 411(a)(3)(D) (forfeiture upon withdrawal of mandatory Employee contributions), even if the rules of those Code Sections would otherwise be applicable under other provisions of the Plan.

            (b) Non-Key Employees: The Minimum Required Contribution shall be made for each non-Key Employee who has not separated from the service of the Employer as of the last day of the Top-Heavy Plan Year, provided he has satisfied the eligibility requirements in Section 2. Such an Employee shall receive the Minimum Required Contribution, without regard to his Hours of Service or Compensation, and whether or not he elects to make Regular Investments for the Plan Year.

            (c)    Minimum Required Contribution:

                  (i)      Except as otherwise provided in subsection
                           (d) below, the Minimum Required Contri-
                           bution for each Top-Heavy Plan Year shall be the lesser of:

                           A.         Three percent of Compensation;
                                      or

                           B.         The highest percentage of Com-
                                      pensation that is provided to any
                                      Key Employee as contributions
                                      by the Company.

                   The second alternative in the above formula cannot be used if this Plan is used to enable a defined benefit plan of the Company to satisfy Code Sec-tions 401(a)(4) or 410(b).

                 (ii) All contributions by the Company to the accounts of each Participant shall be con-sidered in determining the highest percent-age that was contributed for a Key Em-ployee, and whether the non-Key Employ-ee has received the Minimum Required Contribution. This includes Pre-tax In-vestments and Additional Investments.

                (iii) However, Pre-tax Investments and Addi-tional Investments that are made for a non-Key Employee are not considered in deter-mining whether the contributions for the non-Key Employee equal the Minimum
                           Required Contribution.

                 (iv) If the non-Key Employee also participates in another defined contribution plan of the Company or a Subsidiary or Affiliate that is Top-Heavy for the Plan Year, only one plan must provide the Minimum Required Contribution. In such a case, the Mini-mum Required Contribution shall be made under this Plan.

            (d) Non-Key Employee in Defined Benefit Plan: If a non-Key Employee participates in this Plan and a defined benefit plan that is included in a Required Aggregation Group that is Top-Heavy, the defined benefit plan shall provide the minimum benefit required by Code Section 416. This shall be done as set forth in the defined benefit plan. Based on this action by the defined benefit plan, no Mini-mum Required Contribution will be made to this Plan.

18.05       Maximum Annual Addition under Super Top-Heavy Plan.

            (a) If the Plan is Super Top-Heavy for any Plan Year, then for purposes of the Code Section 415 limita-tion described in Section 5, the dollar limitations in the denominator of the defined benefit fraction and the defined contribution Fraction shall each be multiplied by 1.0, not 1.25.

            (b) If the reduction to 1.0 under subsection (a) above would cause a Participant to exceed the combined limit on contributions and benefits under Code Sec-tion 415, the application of subsection (a) above will be suspended as to such Participant until he no longer exceeds the combined limitation, as modi-fied by subsection (a) above. During such a suspension period, the Participant will not accrue benefits under any defined benefit plan or receive contributions (or forfeitures) under this or any other defined contribution plan of the Company or a Subsidiary or Affiliate.


                   The Company has caused this Plan to be signed by a duly authorized officer or member of the Administration Committee on this 20th day of July, 1993.


                                   AGWAY, INC.



                                   By:  ROBERT T.ENGFER

                                   Title:  V. P. Human Resources

                                  APPENDIX A
                                  ----------


                   AGWAY, INC. EMPLOYEES' THRIFT INVESTMENT PLAN


                            Participating Employers
                            -----------------------


                                  Agway, Inc.